As filed with the Securities and Exchange Commission on February 7, 1996
                                              Registration No. 33-______
========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                        ---------------------------

                                  FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      COMPUTER SCIENCES CORPORATION
            (Exact name of registrant as specified in its charter)

                  Nevada                             95-2043126
     (State of incorporation or organization)     (I.R.S. Employer
                                                 Identification No.)

     2100 East Grand Avenue
     El Segundo, California                          90245
     (Address of principal executive offices)      (zip code)

                CSC CREDIT SERVICES, INC. EMPLOYY SAVINGS PLAN
                          (Full Title of the Plan)

                           HAYWARD D. FISK, ESQ.
                Vice President, General Counsel and Secretary
                      Computer Sciences Corporation
                          2100 East Grand Avenue
                      El Segundo, California  90245
                 (Name and Address of Agent For Service)

                              (310) 615-0311
         (Telephone Number, Including Area Code, of Agent For Service)

                      CALCULATION OF REGISTRATION FEE

                                     Proposed        Proposed
                                     Maximum         Maximum
                                     Offering        Aggregate    Amount of
Title of Securities   Amount to be   Price           Offering     Registration
to be Registered      Registered     Per Share       Price        Fee
-------------------   ------------   ---------    --------------  ------------
Common Stock,
par value $1.00(1)       25,000      $77.375(2)    $1,934,375.00   $667.03

(1) Including the associated preferred stock purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on February 1, 1996.

                                  PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.
Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

  (1) the Annual Report of the Registrant on Form 10-K for the fiscal year ended March 31, 1995, as amended by Amendment No. 1 on Form 10-K/A filed on January 26, 1996;

  (2) the Annual Report of the CSC Credit Services, Inc. Employee Savings Plan on Form 11-K for the fiscal year ended December 31, 1994;

  (3) the Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended June 30, 1995 and September 29, 1995;

  (4) the description of the Common Stock contained in the Registration Statement of the Registrant on Form 10, as amended; and

  (5) the description of the rights to purchase preferred stock contained in the Registration Statement of the Registrant on Form 8-A, as amended.

All reports and other documents filed by the Registrant or the CSC Credit Services, Inc. Employee Savings Plan after the date hereof pursuant to Sections 13(a) or (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity therefor. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director of officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under the Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under the Indemnification Agreement.

The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

4.1    Form of CSC Credit Services, Inc. Employee Savings Plan, as amended

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated by reference to
Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3 Amendment to Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

4.4 Bylaws of the Registrant, effective January 31, 1993 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

4.5 Amended and Restated Rights Agreement, effective October 30, 1995, by and between the Registrant and Chemical Mellon Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995)

23.1   Consent of Deloitte & Touche LLP

24     Power of Attorney (included on pages 7 and 8 of this Registration
Statement)

The undersigned Registrant hereby undertakes to submit the CSC Credit Services, Inc. Employee Savings Plan, as amended, and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under
Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

  (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                             COMPUTER SCIENCES CORPORATION


                             By/s/ VAN B. HONEYCUTT
                                   ____________________
                                   Van B. Honeycutt
                                   President and Chief Executive Officer


                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ VAN B. HONEYCUTT      President, Chief Executive
Van B. Honeycutt          Officer and Director
                          (Principal Executive Officer)     February 5, 1996

/s/ LEON J. LEVEL         Vice President, Chief Financial
Leon J. Level             Officer and Director
                          (Principal Financial Officer)     February 5, 1996

/s/ DENIS M. CRANE        Vice President and Controller
Denis M. Crane           (Principal Accounting Officer)     February 5, 1996


       Signature                    Title                       Date
       ---------                    -----                       ----
/s/ WILLIAM R. HOOVER    Chairman of the Board
William R. Hoover                                           February 5, 1996

/s/ HOWARD P. ALLEN      Director
Howard P. Allen                                             February 5, 1996


/s/ IRVING W. BAILEY,II  Director
Irving W. Bailey, II                                        February 5, 1996

/s/ RICHARD C. LAWTON    Director
Richard C. Lawton                                           February 5, 1996

/s/ F. WARREN McFARLAN   Director
F. Warren McFarlan                                          February 5, 1996

/s/ JAMES R. MELLOR
James R. Mellor          Director                           February 5, 1996

/s/ ALVIN E. NASHMAN     Director
Alvin E. Nashman                                            February 5, 1996




The Plan. Pursuant to the requirements of the Securities Act of 1933, the Computer Sciences Corporation Retirement Plans Committee has duly caused this Registration Statement to be signed on behalf of the CSC Credit Services, Inc. Employee Savings Plan by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 5th day of February, 1996.

                                  CSC CREDIT SERVICES, INC.
                                  EMPLOYEE SAVINGS PLAN


                                  By/s/ LEON J. LEVEL
                                        _____________________
                                        Leon J. Level, Chairman
                                        Computer Sciences Corporation
                                        Retirement Plans Committee

                                 EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
4.1             Form of CSC Credit Services, Inc. Employee Savings Plan, as
                amended

4.2 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988
                (incorporated by reference to Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

4.3             Amendment to Restated Articles of Incorporation of the
                Registrant filed with the Nevada Secretary of State on August
                11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of
                Stockholders held on August 10, 1992)

4.4             Bylaws of the Registrant, effective January 31, 1993
                (incorporated by reference to Exhibit 3.3 to the Registrant's
                Annual Report on Form 10-K for the fiscal year ended March 31,
                1995)

4.5             Amended and Restated Rights Agreement, effective October 30,
                1995, by and between the Registrant and Chemical Mellon
                Shareholder Services, as successor Rights Agent (incorporated by reference to Exhibit 10.27 to the Registrant's Quarterly
                Report on Form 10-Q for the fiscal quarter ended September 29,
                1995)

23.1            Consent of Deloitte & Touche LLP

24 Power of Attorney (included on pages 7 and 8 of this Registration Statement)


                                  Exhibit 4.1














                          CSC CREDIT SERVICES, INC.
                             PLOYEE SAVINGS PLAN

                  (Amended and Restated Effective July 1, 1994)

                           CSC CREDIT SERVICES, INC.
                             EMPLOYEE SAVINGS PLAN

                 (Amended and Restated Effective July 1, 1994)

                                  I N D E X

ARTICLE I     DEFINITIONS ...........................................  2
Section:
     1.1      Administrative Committee ..............................  2
     1.2      Affiliate .............................................  2
     1.3      Beneficiary ...........................................  2
     1.4      Board of Directors ....................................  2
     1.5      Code ..................................................  2
     1.6      Company ...............................................  2
     1.7      Company Matching Account ..............................  2
     1.8      Compensation ..........................................  2
     1.9      Contribution ..........................................  3
     1.10     Early Retirement Date .................................  3
     1.11     ERISA .................................................  3
     1.12     Effective Date ........................................  3
     1.13     Employee ..............................................  3
     1.14     Employee Savings Account ..............................  4
     1.15     Employer ..............................................  4
     1.16     Employer Contribution .................................  4
     1.17     Employment Year .......................................  4
     1.18     Entry Date ............................................  4
     1.19     Fiduciaries ...........................................  4
     1.20     Forfeiture ............................................  4
     1.21     Hour of Service .......................................  4
     1.22     Income of the Trust Fund ..............................  5
     1.23     Initial Plan ..........................................  5
     1.24     Investment Option .....................................  5
     1.25     Participant ...........................................  5
     1.26     Participation .........................................  6
     1.27     Plan ..................................................  6
     1.28     Plan Year .............................................  6
     1.29     Pre-Tax Contributions .................................  6
     1.30     Prior Plan ............................................  6
     1.31     Retirement Date or Normal Retirement Date .............  6

     1.32     Retirement Plan Committee .............................  6
     1.33     Rollover Account ......................................  6
     1.34     Rollover Amount .......................................  6
     1.35     Service ...............................................  6
     1.36     Trust Agreement .......................................  6
     1.37     Trust Fund ............................................  6
     1.38     Trustee ...............................................  6
     1.39     Valuation Date ........................................  7

ARTICLE II    ADMINISTRATION OF THE PLAN ............................  8
Section:
     2.1      Appointment of Administrative Committee ...............  8
     2.2      Appointment of Retirement Plan Committee ..............  8
     2.3      Records of Committee ..................................  8
     2.4      Committee Action ......................................  8
     2.5      Committee Disqualification ............................  9
     2.6      Committee Compensation, Expenses and Advisers .........  9
     2.7      Committee Liability ...................................  9
     2.8      Administrative Committee Determinations ...............  9
     2.9      Information from Employer .............................  11
     2.10     General Powers of Committee ...........................  11
     2.11     Uniform Administration ................................  11
     2.12     Reporting Responsibilities ............................  11
     2.13     Disclosure Responsibilities ...........................  11
     2.14     Quarterly Statements ..................................  12
     2.15     Allocation of Responsibility Among Fiduciaries for
                Plan and Trust Administration .......................  12
     2.16     Annual Audit ..........................................  13

ARTICLE III   PARTICIPATION AND SERVICE .............................  14
Section:
     3.1      Participation .........................................  14
     3.2      Participants to Furnish Required Information ..........  14
     3.3      Service ...............................................  14
     3.4      Participation and Service Upon Re-employment Before
                a Break In Service ..................................  16
     3.5      Participation and Service Upon Re-employment After a
                Break In Service ....................................  16
     3.6      Transferred Participants ..............................  17

ARTICLE IV    CONTRIBUTIONS AND FORFEITURES .........................  18
Section:
     4.1      Employer Contributions ................................  18
     4.2      Pre-Tax Contributions .................................  18
     4.3      Deferral Elections ....................................  18
     4.4      Employer Contributions and Pre-Tax Contributions
                to be Tax Deductible ................................  19
     4.5      Refunds to Employer ...................................  19
     4.6      Funding Policy ........................................  20
     4.7      Rollover Amounts ......................................  20
     4.8      Disposition of Forfeitures ............................  20

ARTICLE V     ACCOUNTS OF PARTICIPANTS ..............................  22
Section:
     5.1      Individual Accounts ...................................  22
     5.2      Account Adjustments ...................................  22
     5.3      Maximum Annual Additions ..............................  22
     5.4      Valuation of Trust Fund ...............................  29
     5.5      Recognition of Different Investment Options ...........  29

ARTICLE VI    PARTICIPANTS' BENEFITS ................................  30
Section:
     6.1      Retirement of Participants on or after Retirement Date   30
     6.2      Disability of Participants ............................  30
     6.3      Death of Participants .................................  30
     6.4      Other Termination of Service ..........................  30
     6.5      Beneficiaries in the Event of Death ...................  32
     6.6      Qualified Election ....................................  32
     6.7      Valuation Dates Determinative of Participants' Rights .  32
     6.8      Hardship Withdrawals ..................................  32
     6.9      Loans .................................................  34

ARTICLE VII   PAYMENT OF BENEFITS ...................................  37
Section:
     7.1      Payment of Benefits ...................................  37
     7.2      Presenting Claims for Benefits ........................  37
     7.3      Claims Review Procedure ...............................  38
     7.4      Disputed Benefits .....................................  39
     7.5      Distribution of Retirement Rollover Account - Automatic
                Survivor Benefits ...................................  39

     7.6      Distribution of Retirement Rollover Account - Optional
                Forms ...............................................  40
     7.7      Participants' Right to Transfer Eligible Rollover
                Distribution -- Code Section 401(a)(31) Model
                Amendment Under Revenue Procedure 93-12 .............  42

ARTICLE VIII  TRUST AGREEMENT AND TRUST FUND ........................  44
Section:
     8.1      Trust Agreement .......................................  44
     8.2      Investment Options ....................................  44
     8.3      Investment Directions of Participants .................  44
     8.4      Change of Investment Directions .......................  44
     8.5      Benefits Paid Solely from Trust Fund ..................  45
     8.6      Committee Directions to Trustee .......................  45
     8.7      Authority to Designate Investment Manager .............  45
     8.8      Purchase, Sale and Voting of Company Stock ............  45
     8.9      Tender and Exchange Offers of Company Stock ...........  47

ARTICLE IX    ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
              SEPARATION OF THE TRUST FUND; AMENDMENT AND
              TERMINATION OF THE PLAN; AND DISCONTINUANCE
              OF CONTRIBUTIONS TO THE TRUST FUND ....................  49
Section:
     9.1      Procedure for Adoption ................................  49
     9.2      Effect of Adoption ....................................  49
     9.3      Separation of the Trust ...............................  50
     9.4      Voluntary Separation ..................................  50
     9.5      Amendment of the Plan .................................  50
     9.6      Acceptance or Rejection of Amendment by Employers .....  51
     9.7      Termination of the Plan ...............................  51
     9.8      Liquidation and Distribution of Trust Fund upon
                Termination .........................................  51
     9.9      Effect of Termination or Discontinuance of
                Contributions .......................................  52
     9.10     Merger of Plan with Another Plan ......................  52

ARTICLE X     MISCELLANEOUS PROVISIONS ..............................  53
Section:
    10.1      Terms of Employment ...................................  53
    10.2      Controlling Law .......................................  53
    10.3      Invalidity of Particular Provisions ...................  53
    10.4      Non-alienability of Rights of Participants ............  53

    10.5      Payments in Satisfaction of Claims of Participants ....  53
    10.6      Impossibility of Diversion of Trust Fund ..............  53
    10.7      Unclaimed Benefits ....................................  54

ARTICLE XI    TOP-HEAVY PLAN REQUIREMENTS ...........................  55
Section:
    11.1      General Rule ..........................................  55
    11.2      Vesting Provisions ....................................  55
    11.3      Minimum Employer Contribution Provisions ..............  55
    11.4      Limitation on Compensation ............................  56
    11.5      Limitation on Employer Contributions ..................  56
    11.6      Coordination with Other Plans .........................  57
    11.7      Distributions to Certain Key Employees ................  57
    11.8      Determination of Top-Heavy Status .....................  57

ARTICLE XII   TESTING OF CONTRIBUTIONS ..............................  63
Section:
    12.1      Definitions ...........................................  63
    12.2      Actual Deferral Percentage ............................  65
    12.3      Actual Deferral Percentage Limits .....................  65
    12.4      Reduction of Pre-Tax Contribution Rates by Leveling
                Method ..............................................  66
    12.5      Increase in Pre-Tax Contribution Rates ................  66
    12.6      Excess Pre-Tax Contributions ..........................  66
    12.7      Aggregation of Family Members in Determining the
                Actual Deferral Ratio ...............................  67
    12.8      Contribution Percentage ...............................  68
    12.9      Contribution Percentage Limits ........................  68
    12.10     Treatment of Excess Aggregate Contributions ...........  69
    12.11     Aggregation of Family Members in Determining the
                Actual Contribution Ratio ...........................  70
    12.12     Multiple Use of Alternative Limitation ................  71


                              EMPLOYEE SAVINGS PLAN

                  (Amended and Restated Effective July 1, 1994)

Effective as of October 1, 1987, Associated Credit Services, Inc., later known as CSC Credit Services, Inc., a Texas corporation, established the Associated Credit Services, Inc. Employee Savings Plan (the "Initial Plan"), for the benefit of its eligible employees.

The Initial Plan, as amended, was amended, renamed, restated and continued effective October 1, 1989 (the "Prior Plan") to make certain changes required by the Tax Reform Act of 1986.

As part of the Initial Plan, as amended, CSC Credit Services, Inc. established the Associated Credit Services, Inc. Employee Savings Plan Trust Agreement effective as of October 1, 1987, between the Company and MTrust Corp., a Texas state-chartered trust company, Trustee (the "Prior Trust").

Effective as of July 1, 1994, the Board of Directors of CSC Credit Services, Inc., authorized the amendment, restatement and continuation of the Prior Plan, as amended and in effect on June 30, 1994, in the form of the CSC Credit Services, Inc. Employee Savings Plan (the "Plan") as set forth herein, to incorporate certain plan changes. In connection with the July 1, 1994 amendment, restatement and continuation of the Plan, the Board of Directors of CSC Credit Services, Inc. also authorized the amendment, restatement and continuation of the Prior Trust, as amended, in the form of the CSC Credit Services, Inc. Employee Savings Plan Trust Agreement (the "Trust"), which is intended to form a part of the Plan as set forth herein.

Effective as of July 1, 1995, sponsorship of the Plan was assumed by CSC Enterprises, a Delaware general partnership (the "Company").

There shall be no termination and no gap or lapse in time or effect between the Prior Plan and this Plan, and the existence of a qualified plan shall be uninterrupted. The provisions of this Plan shall apply only to a Participant who terminates Service on or after July 1, 1994. The rights and benefits, if any, of a former employee shall be determined in accordance with the provisions of the prior plan in effect on the date his employment terminated.

This Plan and its related Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, and of the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.

NOW, THEREFORE, CSC Credit Services, Inc. hereby amends and restates in its entirety and continues the Prior Plan, effective July 1, 1994, which shall read as follows:

                                  ARTICLE I

                                 DEFINITIONS

As used in this Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

1.1 Administrative Committee: The committee located at CSC Credit Services, Inc. in Houston, Texas, appointed by the Company to act as administrator of this Plan and to perform those duties designated in Article II hereof.

1.2 Affiliate: A corporation or other trade or business which, together with an Employer, is "under common control" within the meaning of Section 414(b) or
(c), as modified by Section 415(h) of the Code.

1.3 Beneficiary: A Participant's spouse, or such other natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits, as provided in
Section 6.5 hereof.

1.4 Board of Directors: Prior to July 1, 1995, the board of directors of CSC Credit Services, Inc. From and after July 1, 1995, the board of directors of CSC Enterprises, Inc., the general partner of CSC Enterprises, a Delaware general partnership.

1.5 Code: The Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any future federal internal revenue law.

1.6 Company: Prior to July 1, 1995, CSC Credit Services, Inc., a Texas corporation. From and after July 1, 1995, CSC Enterprises, a Delaware general partnership.

1.7 Company Matching Account: The account maintained for a Participant to record his share of the Contributions of the Employer, and adjustments relating thereto.

1.8 Compensation: The total basic remuneration paid to an Employee by an Employer for personal services rendered during the period considered as Service, but prior to reductions for Pre-Tax Contributions under Section 4.2, including (i) base salary and hourly base pay, (ii) overtime, and (iii) commissions, bonuses and any other item of special or extraordinary pay; but excluding reimbursement for relocation expenses, rewards given for performance of services which were not performed in the usual course of their duties with the Company (such as employment referral fees), any Company Matching Contributions to this Plan or any Employer contributions to any other pension, profit-sharing or welfare plan. However, the Administrative Committee may reduce Compensation to exclude bonuses if in the Administrative Committee's sole determination the inclusion of bonuses as Compensation would result in a violation of the actual deferral percentage limitations described in Article XII. The inclusion or exclusion of bonuses shall be uniform among all Participants.

For the purpose of determining the amount of Compensation, the books and records of the Employer shall be conclusive; provided, however, that the Plan shall not be bound by any mathematical or mechanical errors in calculation, or similar errors. Notwithstanding anything herein to the contrary, in no event shall the annual Compensation taken into account under the Plan for any Employee exceed $150,000, or such other dollar amount as may be prescribed by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17) of the Code.

For purposes of applying the $150,000 limit on Compensation, the family unit of an Employee who either is a 5% owner or is both a highly compensated employee and one of the ten most highly compensated employees will be treated as a single Employee with one Compensation, and the $150,000 limit will be allocated among the members of the family unit in proportion to the total Compensation of each member of the family unit. For this purpose, a family unit consists of the Employee who is a 5% owner or one of the ten most highly compensated employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year.

1.9 Contribution: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan, whether incident to the original adoption of this Plan and the establishment of the Trust Fund, or at any time subsequent thereto, by an Employer, or by a Participant out of his Compensation.

1.10 Early Retirement Date: The Participant's attainment of age 55 and completion of five years of Service.

1.11 ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.12  Effective Date:  July 1, 1994.

1.13 Employee: Any person employed by the Employer; provided, however, that the term "Employee" does not include any person who is covered by a collective bargaining agreement unless such agreement specifically provides that employees covered thereunder may participate in the Plan. The term "Employee" also includes individuals who are "leased employees" (as defined in Code
Section 414(n), subject to Code Section 414(n)(5)).

1.14 Employee Savings Account: The account maintained for a Participant to record the Pre-Tax Contributions made on his behalf by the Employer to the Trust Fund, and adjustments relating thereto.

1.15 Employer: The Company. In addition, "Employer" means CSC Accounts Management, Inc., CSC Credit Services, Inc., a California Corporation, and Credit Bureau of Tulsa, Inc., and any other employing entity which shall adopt this Plan pursuant to the provisions of Section 9.1 hereof (sometimes hereinafter referred to collectively as "Affiliated Employers") and the successors, if any, to such employing entity.

1.16 Employer Contribution: The amount contributed by the Employer to the Trust Fund as a Company Matching Contribution and/or a Discretionary Company Matching Contribution, pursuant to Section 4.1.

1.17 Employment Year: A 12-consecutive-month period commencing on the Employee's date of employment with an Employer or an Affiliate or on any anniversary of such employment date.

1.18  Entry Date:  The January 1st or July 1st of a Plan Year.

1.19 Fiduciaries: The Employer, the Administrative Committee, the Retirement Plan Committee, and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Section 2.15 hereof. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

1.20 Forfeiture: The portion of the Participant's Company Matching Account which is forfeited because of termination of Service before full vesting pursuant to Section 6.4.

1.21 Hour of Service: For purposes of determining an Employee's period of Service under Article III:

    (a) Each hour for which an Employee is paid, or entitled to payment, (i) for the performance of duties for an Employer or Affiliate during the applicable computation period (each such hour to be credited for the computation period in which the Employee performed the duties), and (ii) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (each such hour to be credited for the computation period during which the Employee was absent); and

    (b) Each hour for which credit is not otherwise given with respect to which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Affiliate (each such hour to be credited for the computation period with respect to which the back pay award or agreement pertains).

For purposes of paragraph (a)(ii) above, (x) no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), (y) Hours of Service shall be credited for payments whether made by or due from the Employer or Affiliate directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer or Affiliate contributes or pays premiums, and regardless of whether contributions made are due to the trust fund, insurer or other entity or for the benefit of particular employees or on behalf of a group of employees in the aggregate, and (z) no Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws, or which solely reimburse an Employee for medical or medically related expenses incurred by the Employee. To the extent not otherwise provided in this section, Hours of Service shall be determined or credited in accordance with Department of Labor Regulations, Sections 2530.200b-2(b) and
(c).

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n).

1.22 Income of the Trust Fund: The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions and expenses paid from the Trust Fund.

1.23 Initial Plan: The Associated Credit Services, Inc. Employee Savings Plan as established October 1, 1987, and as thereafter amended and in effect on September 30, 1989, prior to its amendment, renaming, restatement and continuation in the form of the Prior Plan.

1.24 Investment Option: Any of the investment funds comprising the Trust Fund, as described in Section 8.2.

1.25 Participant: An Employee who, pursuant to the provisions of Article III hereof, is participating in the Plan.

1.26 Participation: The period commencing as of the date the Employee becomes a Participant and ending on the last day of the pay period during which his termination of Service occurs.

1.27 Plan: The CSC Credit Services, Inc. Employee Savings Plan set forth herein, and as amended from time to time.

1.28 Plan Year: The 12-consecutive-month period commencing October 1 and ending September 30; however, effective January 1, 1996, the Plan Year shall be the 12-consecutive-month period commencing January 1, 1996 and ending December 31.

1.29 Pre-Tax Contributions: The amount deferred by a Participant from his Compensation as "Pre-Tax Contributions" pursuant to Section 4.2.

1.30 Prior Plan: The CSC Credit Services, Inc. Employee Savings Plan as amended and restated effective October 1, 1989, and in effect on June 30, 1994, prior to its amendment, restatement and continuation in the form of this Plan.

1.31 Retirement Date or Normal Retirement Date: The 65th birthday of a Participant.

1.32 Retirement Plan Committee: The committee located at Computer Sciences Corporation in California, appointed by the Company to perform those duties designated in Article II hereof.

1.33 Rollover Account: The account maintained for a Participant to record his Rollover Amount, and adjustments relating thereto.

1.34 Rollover Amount: For purposes of the Plan, any amount transferred to the Plan from another plan qualified under Section 401(a) of the Code, either directly or from a conduit Individual Retirement Account.

1.35 Service: A Participant's period of employment with any Employer or with any Affiliate, including a period of absence approved by the Employer or Affiliate.

1.36 Trust Agreement: The Trust Agreement provided for in Article VIII hereof, as amended from time to time.

1.37 Trust Fund: All Contributions of Employers and Participants held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

1.38  Trustee:  The Trustee under the Trust Agreement.

1.39 Valuation Date: The last day of each calendar quarter on which a quarterly valuation is made or the date on which a special valuation is made pursuant to Section 5.4.

Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                  ARTICLE II

                          ADMINISTRATION OF THE PLAN

2.1 Appointment of Administrative Committee: The Board of Directors shall appoint an administrative committee (the "Administrative Committee") of not less than three persons, who may be employees of the Company or an Affiliate, to act as Administrator of the Plan within the meaning of Section 404 of ERISA and to act as Named Fiduciary under ERISA, to be responsible for all fiduciary responsibilities and decisions and to fulfill the administrative duties set forth in Section 2.8. Each member of the Administrative Committee shall serve for such term as the Board of Directors may designate or until his death, resignation or removal by said Board. The Board of Directors shall promptly appoint successors to fill any vacancies in the Administrative Committee.

2.2 Appointment of Retirement Plan Committee: The Board of Directors shall appoint a retirement plan committee (the "Retirement Plan Committee") of not less than three persons, who may be employees of Computer Sciences Corporation, the Company or an Affiliate. The Retirement Plan Committee shall have authority to approve the Plan, the Trust Agreement, and any amendments to either. The Retirement Plan Committee may also approve the selection of a Trustee or a recordkeeper, direct the Trustee in the allocation of fund investments and approve changes to the Investment Options. Finally, the Retirement Plan Committee shall have authority to review periodically the performance of the Administrative Committee. Each member of the Retirement Plan Committee shall serve for such term as the Board of Directors may designate or until his death, resignation or removal by said Board. The Board of Directors shall promptly appoint successors to fill any vacancies in the Retirement Plan Committee.

2.3 Records of Committee: The Retirement Plan Committee and the Administrative Committee shall keep appropriate records of their proceedings and the administration of the Plan. The Administrative Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by ERISA.

2.4 Committee Action: The Retirement Plan Committee and the Administrative Committee may take action at any meeting where a majority of their members are present and at any such meeting any action may be taken which shall be approved by a majority of the members present. Either Committee may also take any action without a meeting that is approved by a majority of its Committee members and is evidenced by a written document signed by a member of its Committee. The Retirement Plan Committee and the Administrative Committee may delegate any of their rights, powers and duties to any one or more of their members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates. Such delegation may include, without limitation, the power to execute any document on behalf of the Committee. The Chairman of the Retirement Plan Committee shall be agent of the

Plan and the Retirement Plan Committee for the service of legal process at the principal office of Computer Sciences Corporation in El Segundo, California.

2.5 Committee Disqualification: A member of either Committee who may be a Participant shall not vote on any question relating specifically to himself.

2.6 Committee Compensation, Expenses and Advisers: The members of either Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. Each Committee may select, and authorize the Trustee to compensate suitably, such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. All expenses of either Committee that shall arise in connection with the administration of the Plan shall be paid by the Company or by the Trustee out of the Trust Fund.

2.7 Committee Liability: Except to the extent that such liability is created by ERISA, no member of either Committee shall be liable for any act or omission of any other member of either Committee, nor for any act or omission on his own part except for his own gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of each Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the member's Committee), and liabilities (including any amounts paid in settlement with the approval of the member's Committee, but excluding any excise tax assessed against any member or members of either Committee pursuant to the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

2.8 Administrative Committee Determinations: The Administrative Committee, on behalf of the Participants and their Beneficiaries, shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

    (a) To construe and interpret the Plan and determine the amount, manner and time of payment of any benefits hereunder;

    (b) To determine all questions relating to the eligibility of Employees to become Participants, the period of Service of Participants and the Compensation of Participants;

    (c) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

    (d) To authorize in writing all disbursements by the Trustee from the Trust Fund;

    (e) To prepare and distribute, in such manner as the Administrative Committee determines to be appropriate, information explaining the Plan;

    (f) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

    (g) To establish procedures to be followed by Participants for the investment and reinvestment of their Account(s) under the Trust Fund;

    (h) To receive and review reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee and any Investment Manager, and to transmit such reports, along with its findings and recommendations surrounding the investment performance of the Trust Fund, to the Retirement Plan Committee;

    (i) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel;

    (j) To prescribe and monitor procedures for confidential Participant directions to the Trustee as to (i) voting shares of Company Stock in such Participant's Plan accounts and (ii) tender or exchange of such shares in response to an offer for same;

    (k) To determine all questions relating to hardship withdrawals and plan forfeitures;

    (l) To establish procedures to be followed for open enrollment periods and to determine all questions relating to open enrollments;

    (m) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Administrative Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan; and

    (n) To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein.

The Administrative Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, nor to change or add to any benefits provided by the Plan, nor to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

2.9 Information from Employer: To enable the Administrative Committee to perform its functions, each Employer shall supply full and timely information to the Administrative Committee of all matters relating to the dates of employment of its Employees for purposes of determining eligibility of Employees to participate hereunder, the Compensation of all Participants, their retirement or other cause for termination of employment, and such other pertinent facts as the Administrative Committee may require; and the Administrative Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust Fund.

2.10 General Powers of Committee: In addition to all other powers herein granted, and in general consistent with the provisions hereof, the Administrative Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Administrative Committee and the construction placed by the Administrative Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers.

2.11 Uniform Administration: Whenever in the administration of the Plan, any action is required by an Employer, the Administrative Committee or the Retirement Plan Committee, including, but not by way of limitation, action with respect to eligibility of Employees, Contributions and benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no action shall be taken which will discriminate in favor of Participants who are officers or shareholders of an Employer or highly compensated Employees.

2.12 Reporting Responsibilities: As Administrator of the Plan under Section 404 of ERISA, the Retirement Plan Committee shall file with the appropriate office of the Internal Revenue Service or the Department of Labor all reports, returns and notices required under ERISA, including, but not limited to, the plan description and summary plan description, annual reports and amendments thereof to be filed with the Internal Revenue Service and/or the Department of Labor, requests for determination letters, annual reports and registration statement required by Section 6057(a) of the Code.

2.13 Disclosure Responsibilities: The Retirement Plan Committee shall make available to each Participant and Beneficiary such records, documents and other data as may be required under ERISA, and Participants or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Participant or Beneficiary the right to examine any data or records reflecting the compensation paid to, or relating to any account of, any other Participant or Beneficiary, except as may be required under ERISA.

2.14 Quarterly Statements: As soon as practicable after each quarterly Valuation Date, the Administrative Committee shall prepare and deliver to each Participant a written statement showing as of that quarterly Valuation Date:

    (a) The balance in his account in the Trust Fund as of the preceding quarterly Valuation Date;

    (b) The amount of Employer Contributions and Pre-Tax Contributions allocated to his account for the calendar quarter ending on such quarterly Valuation Date;

    (c) The adjustments to his account to reflect his share of income and expenses of the Trust Fund and appreciation or depreciation in Trust Fund assets during the calendar quarter ending on such quarterly Valuation Date; and

    (d)  The new balance in his account as of that quarterly Valuation Date.

2.15  Allocation of Responsibility Among Fiduciaries for Plan and Trust
Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employer shall have the sole responsibility for making the Contributions provided for under Sections
4.1 and 4.2. The Company shall have the sole authority to appoint and remove the Trustee. The Company may amend or terminate, in whole or in part, this Plan or the Trust Agreement, and each other Employer may amend or terminate this Plan or the Trust Agreement with respect to its Employees to the extent provided in Article IX. The Administrative Committee shall have the sole responsibility for the administration of the Plan, and the Retirement Plan Committee shall have the sole responsibility for all fiduciary responsibilities and decisions. Computer Sciences Corporation shall have sole authority to appoint and remove members of either Committee. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

2.16 Annual Audit: If required by ERISA, the Retirement Plan Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust and of other books and records of the Plan and Trust as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Internal Revenue Service and/or the Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year.

                                 ARTICLE III

                          PARTICIPATION AND SERVICE

3.1 Participation: An Employee who was a Participant under the Prior Plan shall continue his participation in accordance with the provisions of this Plan. An Employee who as of July 1, 1994 had completed an Employment Year during which he had completed not less than 1,000 Hours of Service shall be eligible to commence participation on July 1, 1994. Each other Employee shall be eligible to commence participation on the Entry Date next following his commencement of Service and his completion of an Employment Year during which he has completed not less than 1,000 Hours of Service. An Employee who does not participate in the Plan when he first becomes eligible may commence such participation on any Entry Date thereafter, provided he is otherwise eligible hereunder. Notwithstanding any provision of this Plan to the contrary, for purposes of eligibility to participate in this Plan, the term "Employee" shall not include any individuals who are "leased employees" as defined in Code
Section 414(n), or persons who are nonresident aliens who receive no U.S. source income from the Employer.

Notwithstanding anything herein to the contrary, an Employee who has not yet completed the eligibility requirements, and for whom an amount has been transferred to his Rollover Account shall be a Participant only with respect to his Rollover Account until the Entry Date following his completion of the eligibility requirements.

3.2 Participants to Furnish Required Information: Each Participant shall furnish to the Administrative Committee such information as the Administrative Committee may consider to be necessary or desirable in administering the Plan.

3.3 Service: An Employee's or a Participant's period of Service shall be determined in accordance with the following:

    (a) Accrual of Service: Subject to the provisions of Section 3.5(b), an Employee or a Participant shall accrue Service for all years, months and days of active employment with an Employer or with an Affiliate, including periods includable under Section 3.4(b), and periods of absence:

      (i) Due to accident or sickness so long as the person is continued on the employment rolls of the Employer or Affiliate and remains eligible to return to work upon his recovery;

      (ii) Due to membership in the service of the Armed Forces of the United States (but if such absence is not pursuant to orders issued by the Armed Forces of the United States, only with the consent of the Employer or Affiliate) provided each such person shall apply for reemployment with the Employer or Affiliate within 90-days (or such longer period as may be required by law) after honorable discharge or after release to inactive duty, as the case may be; and

      (iii) Due to an authorized leave of absence granted by the Employer or Affiliate for any other purpose approved by the Board of Directors in accordance with established practices of the Employer or Affiliate, consistently applied in a nondiscriminatory manner in order that all employees under similar circumstances shall be treated alike; provided each such person shall apply for re-employment with the Employer or Affiliate within the time specified by the Employer or Affiliate.

An Employee or a Participant shall accrue a year of Service for each 12 month period of Service (30 days shall be deemed to be a month in the case of the aggregation of fractional months), or for each 365 day period of Service.

    (b) Commencement and Termination of Service: An Employee's or a Participant's Service shall commence on the date he first performs an Hour of Service for an Employer or Affiliate, and shall terminate on the date of the first to occur of (i) his retirement or death, (ii) his quitting or discharge other than during or upon expiration of an authorized leave of absence under paragraph (a) above, (iii) his quitting or discharge during such an absence, or (iv) the expiration date of such an absence (or, if earlier, the expiration of 1 year after the date such absence commenced) if he fails to return to work upon the expiration of such an absence.

    (c) Break In Service: An Employee or a Participant shall incur a Break In Service upon the expiration of 12 consecutive months after his termination of Service (determined under paragraph (b) above), unless he is sooner reemployed by an Employer or an Affiliate. Solely for purposes of determining whether a Break In Service has occurred for participation and vesting Service under this Plan, the Service of an individual who is absent from work due to "Maternity/Paternity Leave" shall not terminate until the expiration of one year after the date such absence commenced. For purposes of this Section, "Maternity/Paternity Leave" means a temporary cessation from active employment with the Employer or Affiliate (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for a Participant's absence to qualify as a Maternity/Paternity Leave of Absence, the Participant must furnish the Administrator, in a timely manner, with such information and documentation as the Administrator shall reasonably require to establish that the absence from work is for reasons referred to above and the number of days for which there was such absence.

    (d) Leave Taken Pursuant to Family and Medical Leave Act of 1993: For purposes of determining eligibility to participate and vesting under the Plan, Service shall be deemed to continue, and there shall be no Break In Service, during leave taken pursuant to the Family and Medical Leave Act of 1993.

3.4  Participation and Service Upon Re-employment Before a Break In Service:
If an Employee or a Participant terminates his Service on or after the Effective Date but is reemployed by an Employer or an Affiliate before he incurs a Break In Service, the following rules shall apply in determining his eligibility for participation under Section 3.1 and his Service under Section 3.3.

    (a) Participation: If the reemployed person was not a Participant during his prior period of Service, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee; provided, however, that his Hours of Service during his prior period of Service shall be considered in determining whether he meets such requirements. If the reemployed person was a Participant in the Plan during his prior period of Service, he shall be entitled to recommence participation on the date of his re-employment.

    (b) Service: Any Service attributable to his prior period of Service shall be reinstated as of the date of his re-employment, and the period of his interim absence shall also constitute Service for purposes of Section 6.4.

3.5  Participation and Service Upon Re-employment After a Break In Service:
If an Employee or a Participant terminates his Service on or after the Effective Date but is reemployed by an Employer or an Affiliate after he incurs a Break In Service, the following rules shall apply in determining his eligibility for participation under Section 3.1 and his Service under Section 3.3:

    (a) Participation: If the reemployed person was not a Participant during his prior period of Service, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee, and his Hours of Service during his prior period of Service shall be considered in determining whether he meets such requirements. If the reemployed person was a Participant during his prior period of Service, he shall be entitled to recommence participation on the date of his re-employment.

    (b) Service: If the reemployed person was not a Participant during his prior period of Service, or was a Participant whose prior Service terminated without entitlement to a distribution from his Company Matching Account under
Article VI, any Service attributable to his prior period of Service shall be reinstated as of the date of his recommencement of Participation only if the number of consecutive years of Break In Service is less than the greater of five or the aggregate number of his years of pre-break Service. If the reemployed person was a Participant whose prior Service terminated with entitlement to a distribution from his Company Matching Account under Article VI, any Service attributable to his prior period of Service shall be reinstated.

3.6 Transferred Participants: If a Participant is transferred to an Affiliate, or to an employment classification with an Employer which is not covered by this Plan, his participation shall be suspended until he is subsequently reemployed by an Employer in an employment classification covered by the Plan; provided, however, that during such suspension period (i) he shall continue to accrue Service for such employment, (ii) he shall not be entitled to make Pre-Tax Contributions, and (iii) his Company Matching Account shall receive no Employer Contribution allocations except to the extent provided in Section 5.2. If an Employee is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Participant under Section 3.1 and for purposes of Section 6.4.

                                  ARTICLE IV

                        CONTRIBUTIONS AND FORFEITURES

4.1 Employer Contributions: Each Employer shall make a Matching Contribution to the Trust Fund as soon as practicable after the end of each pay period in an amount equal to 50% of the first 6% of Compensation contributed to the Trust Fund during the pay period as Pre-Tax Contributions on behalf of each Participant who is in the Service of the Employer. In addition, the Company may make a Discretionary Matching Contribution for any Plan Year in such additional amount as the Board of Directors, in its sole and absolute discretion, may direct by adopting an appropriate resolution and announcing the same to the Participants and either claiming such amount as a deduction on the federal income tax return or designating such amount in writing to the Trustee.

4.2 Pre-Tax Contributions: Each Participant may elect to defer a portion of his salary as a Pre-Tax Contribution to be contributed to the Trust Fund in any whole percent not less than 2% and not more than 15%, as he may designate, of his Compensation for each pay period. A Participant's Pre-Tax Contributions shall not exceed a maximum contribution of $9,240 (as adjusted upward by the Secretary of the Treasury under Section 402(g) of the Code to account for cost of living increases) for each calendar year and shall be further limited by the provisions of Sections 5.3 and 12.4. In the event a Participant's Pre-Tax Contributions exceed the applicable limit described in the preceding sentence, or in the event the Participant submits a written claim to the Administrative Committee, at the time and in the manner prescribed by the Administrative Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to amounts deferred by the Participant in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss attributable thereto, shall be returned to the Participant by April 15 of the following year. The amount of any Excess Deferrals to be distributed to a Participant for a taxable year shall be reduced by excess Pre-Tax Contributions previously distributed pursuant to Article XII for the Plan Year beginning in such taxable year. The income or loss attributable to the Participant's Excess Deferral for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Employee Savings Account balance for the Plan Year (or relevant portion thereof) by a fraction, the numerator of which is the Excess Deferral and the denominator of which is the Participant's total Employee Savings Account balance as of the Valuation Date next preceding the date of return of the Excess Deferral. Excess Deferrals shall be treated as Annual Additions under Section 5.3 of the Plan. Each Participant's Pre-Tax Contribution shall be contributed to the Trust Fund by the Employer at the end of each pay period. Each Participant's Employee Savings Account shall be fully vested and nonforfeitable at all times.

4.3 Deferral Elections: Each Participant shall give the Administrative Committee and the Employer written notification in the form and manner prescribed by the Administrative Committee prior to any Entry Date of the amount he elects to defer from his Compensation commencing with the pay period beginning on or after such date. Each such election shall continue in effect indefinitely unless the Participant shall notify the Administrative Committee and the Employer in writing of his election to change or discontinue his Pre-Tax Contribution. A Participant may change the amount of his Pre-Tax Contribution only as of any pay period beginning on or immediately after any Entry Date by notifying the Administrative Committee and the Employer in writing, in the form and manner prescribed by the Administrative Committee, of his election to change the deferral therefor from his Compensation. A Participant may completely discontinue his Pre-Tax Contribution at any time upon 30 days' written notice to the Administrative Committee and the Employer. Any Participant who completely discontinues his Pre-Tax Contribution may recommence his Contribution as of any pay period beginning on or immediately after any Entry Date by notifying the Administrative Committee and the Employer in writing, in the form and manner prescribed by the Administrative Committee, of his election to recommence his Pre-Tax Contribution.

4.4  Employer Contributions and Pre-Tax Contributions to be Tax Deductible:
Employer Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. The Employer Contributions and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

4.5 Refunds to Employer: Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

    (a)  Was made by mistake of fact;

    (b) Was made conditioned upon the initial qualification of the Plan under the Code and the Plan does not so qualify;

    (c) Was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

Any Contribution made by the Employer during any pay period in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within 1 year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code, as amended, may be refunded only within 1 year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be nondeductible, not been contributed.

4.6 Funding Policy: The provisions of this Article IV shall be deemed the procedure for establishing and carrying out the funding policy and method of the Plan. Such funding policy and method shall be administered by the Employer and other Fiduciaries consistent with the objectives of the Plan and with the requirements of Title I of ERISA.

4.7 Rollover Amounts: The Plan may accept, in the form and manner prescribed by the Administrative Committee, any and all amounts received by an Employee as a lump-sum distribution from any plan qualified under Section 401(a) of the Code. The amount transferred shall be deposited in the Trust Fund and shall be credited to the Participant's Rollover Account. Such account shall at all times be fully vested and nonforfeitable and shall share in the income of the Trust Fund in accordance with Section 5.2(a). Upon termination of Service, death, disability or retirement on or after Early or Normal Retirement Date, the total amount transferred shall be distributed in accordance with Article VII.

Any Participant may file with the Administrative Committee a written request that the Trustee accept a lump-sum distribution from a qualified Individual Retirement Account. The Administrative Committee, in its sole and absolute discretion, shall determine whether such Participant shall be permitted to contribute a Rollover Amount to the Trust Fund. The Administrative Committee shall develop such procedures and may require such information from the Employee desiring to make such a transfer as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Administrative Committee, the amount transferred shall be deposited in the Trust Fund and shall be credited to the Participant's Rollover Account. Such account shall at all times be 100% vested in the Employee and shall share in the Income of the Trust Fund in accordance with Section 5.2(a). Upon termination of employment, the total amount of the Rollover Account shall be distributed in accordance with Article VII.

Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the participation requirements of
Section 3.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant. In all respects, the Rollover Account shall be treated as a regular account under this Plan and shall be subject to the investment directions of the Participant and the change thereof as otherwise permitted herein.

4.8 Disposition of Forfeitures: In any case in which a Participant is not entitled to the full amount in his Employer Contribution Account, the amount to which he is not entitled shall be forfeited in accordance with Section 6.4. In any Plan Year in which amounts are required to be credited to (i) the Employer Contribution Account of a reemployed Participant for whom a reinstatement of prior Forfeitures is required pursuant to Section
6.4 hereof, or (ii) the Account of a previous Participant pursuant to the unclaimed benefit provisions of Section 10.7 hereof, such amounts required shall be charged against and deducted from Forfeitures otherwise available for allocation to Participants in the Plan Year in which such amounts must be reinstated. To the extent that Forfeitures for any Plan Year exceed the amounts required to reinstate the Accounts of such reemployed or reinstated Participants, they will be allocated among the Participants in the same manner as the Employer Contributions under Section 5.2(b), and shall be used annually, on April 1, to offset the minimum Employer Contribution required under Section 4.1, until the Forfeiture is fully allocated.

                                  ARTICLE V

                           ACCOUNTS OF PARTICIPANTS

5.1 Individual Accounts: The Administrative Committee shall create and maintain adequate records to disclose the interest in the Plan and Trust of each Participant, former Participant and Beneficiary. Such records shall be in the form of individual accounts, and credits and charges shall be made to such accounts in the manner herein described. Each Participant shall have two separate accounts, a Company Matching Account and an Employee Savings Account, and Participants may also have a Rollover Account. Such accounts are sometimes referred to herein as an "account." The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the account as of the date paid.

5.2 Account Adjustments: The accounts of Participants, former Participants and Beneficiaries shall be adjusted as of each Valuation Date in accordance with the following:

    (a) Income of the Trust Fund: The Income of the Trust Fund for each calendar quarter (including the appreciation or depreciation in value of the assets in the Trust Fund) shall be allocated to the accounts of the Participants, Former Participants and Beneficiaries who had unpaid balances in their accounts on the last day of the calendar quarter in proportion to the balances in such accounts at the beginning of the calendar quarter, but after first reducing each such account balance by any distributions from the account during the calendar quarter and after increasing the balance in each Company Matching Account and Employee Savings Account at the beginning of the calendar quarter by 1/2 of any Contributions made to the accounts during such calendar quarter.

    (b) Employer Contributions: The Employer Matching Contributions made on behalf of each Participant for the calendar quarter shall be allocated to his Company Matching Account. Discretionary Employer Contributions shall be allocated to the Company Matching Account of each Participant who is employed by an Employer or Affiliate on the last day of the Plan Year, in proportion to the amount of Pre-Tax contributions made by such Participants during the Plan Year.

    (c) Pre-Tax Contributions: A Participant's Pre-Tax Contributions for the calendar quarter shall be allocated to his Employee Savings Account.

5.3 Maximum Annual Additions: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year commencing after the Effective Date shall be subject to the following limitations:

    (a)   Single Defined Contribution Plan

      1. If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

      2. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

      3. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

      4. If there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess shall be disposed of as follows:

        A. There shall first be returned to the Participant (i) his after-tax contributions attributable to that Limitation Year, if any are authorized under the Plan, and then (ii) his Pre-Tax Contributions attributable to that Limitation Year, to the extent such returned Contributions would reduce the Excess Amount.

        B. If any such Excess Amount shall then remain, there shall then be a reduction of the Employer Contributions allocated to the Participant, and the amount of the reduction of the Employer Contributions for such Participant shall be reallocated out of the Account of such Participant and shall be held in a suspense account which shall be applied as a part of (and to reduce to such extent what would otherwise be) the Employer Contributions for all Participants required to be made to the Plan during the next subsequent calendar month or months. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this Paragraph B, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

        C. If any such Excess Amount shall then remain, the Excess Amount of the Participant's Pre-Tax Contributions, as defined in Section 4.1, shall be used to reduce Pre-Tax Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant if that Participant is eligible to participate in the Plan as of the end of the next and succeeding Limitation Years. However, if that Participant is not eligible to participate in the Plan as of the end of the Limitation Year, then the Excess Amounts must be held unallocated in a suspense account and applied in the next subsequent calendar month or months as a part of (and to reduce to such extent what would otherwise be) the Employer Contribution for all Participants required to be made to the Plan. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this paragraph C, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

    (b)  Two or More Defined Contribution Plans

      1. If, in addition to this Plan, the Employer maintains an Employee Stock Ownership Plan and/or any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the lesser of:

        A. the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under any other defined contribution plan or plans; or

        B.  any other limitation contained in this Plan.

      2. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amount referred to in paragraph 1.A. above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

      3. As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in paragraph 1.A. above shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

      4. If a Participant's Annual Additions under the Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

      5. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

        A. the total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Section 415 of the Code); times

        B. the ratio of (i) the amount allocated to the Participant as of such date under this Plan, divided by (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

      6. Any Excess Amounts attributed to this Plan shall be disposed of as provided in paragraph (a) above.

    (c)  Defined Contribution Plan and Defined Benefit Plan

      1. General Rule: If the Employer maintains one or more defined contribution plans and one or more defined benefit plans, the sum of the "defined contribution plan fraction" and the "defined benefit plan fraction" as defined below, cannot exceed 1.0 for any Limitation Year. For purposes of this paragraph (c), employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan, and all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan, whether or not such plans have been terminated.

      2. If the sum of the defined contribution plan fraction and defined benefit plan fraction exceeds 1.0, the annual benefit of the defined benefit plan or plans will be reduced so that the sum of the fractions will not exceed
1.0. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made first to the Annual Additions of the defined contribution plans.

      3.  Defined Contribution Fraction:

        A.  General Rule:  The defined contribution fraction for any year is
(i) divided by (ii), where (i) and (ii) are:

          (i) the numerator; the sum of the actual Annual Additions to the Participant's Account at the close of the Limitation Year, and

          (ii) the denominator; the sum of the lesser of the following amounts determined for such year and for each prior year of service of the
Employer:

            a. 1.25 times the dollar limitation in effect for each such year (without regard to the special dollar limitations for employee stock ownership plans), or

            b. 1.4 times 25% of the Participant's Compensation for each such year.

        B. If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of
(1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last limitation year beginning before January 1, 1983. This adjustment also will be made if at the end of the last limitation year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this article became effective to any plans of the Employer in existence on July 1, 1982.

      4.  Defined Benefit Plan Fraction:

        A.  General Rule:  The defined benefit plan fraction for any year is
(i) divided by (ii), where:

          (i) is the projected annual benefit of the Participant under the Plan (determined as of the close of the Limitation Year), and

          (ii)  is the lesser of

            a. 1.25 times the dollar limitation (adjusted, if necessary) for such year, or

            b. 1.4 times 100% of the Participant's Average Compensation for the high 3 years (adjusted, if necessary).

        B. Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by an Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of September 30, 1983, or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 as in effect at the end of the 1982 Limitation Year.

    (d)  Definitions:

      1. Employer: The Company and any other Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by

Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in
Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of these sections.

      2. Annual Additions: With respect to each Plan Year (Limitation Year), the total of the Employer Contributions, Pre-Tax Contributions, Forfeitures and amounts described in Sections 415(e)(1) and 419A(d)(2) of the Code, which are allocated to the Participant's Account; excluding, however, any amounts contributed to reinstate an amount forfeited or an unclaimed benefit.

      3. Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

      4. Limitation Year: Before January 1, 1996, a 12-consecutive-month period ending on September 30. After December 31, 1995, a 12-consecutive-month period ending on December 31.

      5. Maximum Permissible Amount: For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

        A. $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

        B.  25% of the Participant's Compensation for the Limitation Year.

      6. Compensation: For purposes of determining compliance with the limitations of Code Section 415, Compensation shall mean a Participant's wages within the meaning of Code Section 3401(a) and including all other payments of compensation to a Participant (in the course of employment with an Employer maintaining the Plan) for which such Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but excluding any amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, to the extent that at the time of payment it is reasonable to believe these amounts are deductible by the Participant under Section 217 of the Code.

For purposes of applying the limitations in this Section, amounts included as compensation are those actually paid or made available to a Participant within the Limitation Year. Compensation shall be limited to $150,000 (unless adjusted in the same manner as permitted under Code Section 415(d)). Notwithstanding anything to the contrary in the definition, Compensation shall include any and all items which may be includable in Compensation under
Section 415(c)(3) of the Code.

      7. Average Compensation: The average Compensation during a Participant's high three years of Service, which period is the three consecutive calendar years (or the actual number of consecutive years of employment for those Employees who are employed for less than three consecutive years with the Employer) during which the Participant had the greatest aggregate Compensation from the Employer.

      8. Annual Benefit: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

5.4 Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date and as of such other special Valuation Dates as may be specified by the Administrative Committee. Each valuation shall be based on the fair market value of assets in the Trust Fund at the end of the day on the Valuation Date. For the purposes of each such valuation, the assets of the Trust Fund shall be valued at their respective current market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets.

5.5 Recognition of Different Investment Options: As provided in Article VIII, four Investment Options shall be established and each Participant shall direct, within the limitations set forth in Section 8.3, the proportion of the balance in his Company Matching Account and Employee Savings Account that shall be deposited in each Investment Option. Consequently, when appropriate, a Participant shall have a Company Matching Account and an Employee Savings Account in each such Investment Option, and the allocations described in
Section 5.2 shall be adjusted in such manner as is appropriate to recognize the existence of four Investment Options. Because Participants have a choice of Investment Options, any reference in this Plan to a Company Matching Account or an Employee Savings Account shall be deemed to mean and include all accounts of a like nature which are maintained for the Participant under each Investment Option.

                                  ARTICLE VI

                            PARTICIPANTS' BENEFITS

6.1 Retirement of Participants on or after Retirement Date: Any Participant who terminates his Service on or after his Early or Normal Retirement Date shall be vested in and entitled to receive the entire amount of his account. The "entire amount" in such Participant's Account shall include any Pre-Tax Contributions, Rollover Amounts, and Employer Contributions to be made as of the end of the calendar quarter preceding the calendar quarter in which termination of Service occurs and any Pre-Tax Contributions or Rollover Amounts made in the calendar quarter of termination and not yet allocated. Payment of benefits due under this Section shall be made in accordance with
Article VII.

6.2 Disability of Participants: If the Administrative Committee shall find and advise the Trustee that a Participant has ceased active employment with an Employer because of physical or mental disability, which in the judgment of the Administrative Committee, based upon advice of competent physicians of their selection, will permanently prevent such Participant from continuing active employment with an Employer, such Participant shall become entitled to receive the entire amount of his account. The "entire amount" in such Participant's account shall include any Pre-Tax Contributions, Rollover Amounts, and Employer Contributions to be made as of the end of the calendar quarter preceding the calendar quarter in which such Participant's active employment with an employer ceased. Payment of benefits due under this Section shall be made in accordance with Article VII.

6.3 Death of Participants: In the event of the termination of Service of any Participant by death, and after receipt by the Administrative Committee of acceptable proof of death, his Beneficiary shall be entitled to receive the entire amount in the deceased Participant's account. The "entire amount" in such Participant's account shall include any Pre-Tax Contributions, Rollover Amounts, and Employer Contributions to be made as of the end of the calendar quarter preceding the calendar quarter in which termination of Service occurs and any Pre-Tax Contributions or Rollover Amounts made in the calendar quarter of termination and not yet allocated. Payment of benefits due under this Section shall be made in accordance with Article VII.

6.4 Other Termination of Service: In the event of termination of Service of any Participant for any reason other than retirement on or after his Early or Normal Retirement Date, disability or death, a Participant shall, subject to the further provisions of this Plan, be entitled to receive the entire amount credited to his Employee Savings and Rollover Account, plus any of his Pre-Tax Contributions made for the Plan Year of termination of Service, but not yet allocated, plus an amount equal to his vested percentage of his Company Matching Account, determined in accordance with the following schedule:

     Years of Service         Vested Percentage
     ----------------         -----------------
     Less than 2 years                0%

     2 years but less than 3         25%

     3 years but less than 4         50%

     4 years but less than 5         75%

     5 years or more                100%

If a Participant terminates Service with a vested benefit in the Plan, the Participant may elect to receive a distribution of the vested portion of such benefit and the nonvested portion will be treated as a Forfeiture.

If a Participant receives a distribution pursuant to this Section and resumes
Service under the Plan, he will have the right to restore any amounts forfeited from the prior Company Matching Account. Such repayment must be made by means of a lump-sum cash payment before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer, or the conclusion of five consecutive one-year Breaks in Service following the date of distribution.

If a Participant does not receive a distribution of the Participant's vested benefit upon termination of employment, the balance in the Participant's
Accounts shall be divided into two accounts: a distribution account and a suspense account. The distribution account shall be credited with the amount of the Participant's vested interest in the Plan and subject to distribution in accordance with Article VII.

If the terminated Participant is not reemployed before he has five consecutive one-year Breaks in Service, his suspense account shall be forfeited and shall become available for allocation as described in Section 4.8 as of the end of the fifth year following the year in which the termination occurred.

If a Participant is reemployed prior to incurring five consecutive one-year
Breaks in Service, the balance in the suspense account, together with any gains or losses thereon, shall be reinstated to the Participant's Accounts.
Disregarding any accrued benefit distributed under the cash-out provisions of Code Section 411(a)(7), such Participant's vested interest in his reinstated account at any subsequent relevant time shall be an amount "X" determined by the following formula:

                        X = P(AB + D) - D





For purposes of applying this formula: P is the vested percentage at such relevant time; AB is the account balance at the relevant time; D is the amount of the prior distribution to the Participant.

Payment of benefits due under this Section shall be made in accordance with
Article VII.

6.5 Beneficiaries in the Event of Death: Upon the death of a Participant, his account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented by a qualified election pursuant to Section 6.6, to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer, or if no such designation shall have been so filed, to his estate. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's Employer, and in no event shall it be effective as of the date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

6.6 Qualified Election: The Participant's spouse may waive the right to receive the Participant's full vested account balance. The waiver must be in writing and the Participant's spouse must acknowledge the effect of the waiver. The spouse's consent to a waiver must be witnessed by a plan representative or a notary public. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Administrative Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this
Section 6.6 will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the account. The number of revocations shall not be limited.

6.7 Valuation Dates Determinative of Participants' Rights: The amount to which a Participant is entitled upon his retirement, death or other termination of Service shall be the value of his account as of the Valuation
Date coinciding with or next preceding the termination of his Service, plus the Pre-Tax Contributions and Company Matching Contributions made after such date and less withdrawals, if any, made after such date. The distribution of such Participant's benefits shall commence at the time set forth in Section
7.1.

6.8 Hardship Withdrawals: A Participant may at any time file with the Administrative Committee an appropriate written request for a hardship withdrawal from his Employee Savings Account. The approval or disapproval of such request shall be made within the sole discretion of the Administrative
Committee, except that the Administrative Committee shall not approve any such request for a withdrawal unless it has been presented a certification by the Participant that he or she is facing a hardship creating an immediate and substantial financial need and that the resources necessary to satisfy that financial need are not reasonably available from other sources of the Participant. The amount of the hardship withdrawal shall be limited to that amount which the Administrative Committee determines to be required to meet the immediate financial need created by the hardship. The hardship withdrawal shall be made in cash as soon as practical after the Participant submits the hardship request and the dollar amount withdrawn shall be determined by reference to the net dollar amount of his unwithdrawn Pre-Tax
Contributions to the Plan (excluding earnings thereon allocated to his Employee Savings Account after December 31, 1988) and the amount of his Rollover Account (if any) not attributable to a defined benefit plan distribution, plus the earnings thereon, but in an amount not less than $1,000 and not greater than the value of a Participant's Employee Savings Account and the applicable amount in his Rollover Account. The amount distributed shall be taken from each of the Investment Options to which the Participant's accounts have been allocated, in proportion to the interest in each Investment
Option.  A Participant who receives a hardship withdrawal from Pre-Tax
Contributions shall be prohibited from making Pre-Tax Contributions to this Plan and all other plans maintained by the Employer (except "welfare plans" as defined in Section 3(1) of ERISA) for the 12 consecutive months following the date of distribution, but may resume making Pre-Tax Contributions (if he is otherwise eligible to participate in the Plan) as of the next January 1, April
1, July 1 or October 1 following such 12 consecutive month period. In addition, the dollar limitation on Pre-Tax Contributions described in Section
4.2 shall be reduced (but not below zero) in the year following the hardship withdrawal by the amount of Pre-Tax Contributions made by the Participant in the Plan Year during which the withdrawal was made. The following standards
(or such other standards as may be acceptable under Treasury Regulations issued pursuant to Section 401(k) of the Code) shall be applied on a uniform and nondiscriminatory basis in determining the existence of such a hardship:

    (a) A financial need shall be considered immediate if it must be satisfied in substantial part within a period of 12 months from the date on which the Participant certifies his or her eligibility for a hardship withdrawal. A financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

    (b) To be considered a hardship for purposes of this Section 6.8, the event giving rise to the need for funds must relate to financial hardship resulting from:

      (i) medical expenses described in Code Section 213(d) previously incurred by the Participant, or the Participant's spouse or dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care,

      (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant,





      (iii) payment for tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents,

      (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

      (v) any event that the Administrative Committee determines is a hardship.

6.9 Loans: A Participant who is an Employee and, to the extent not resulting in discrimination prohibited by Section 401(a)(4) of the Code, any other
Participant or any Beneficiary (including an "alternate payee" within the meaning of Code Section 414(p)(8)) who is a "party in interest" with respect to the Plan within the meaning of ERISA Section 3(14) and who must be eligible to obtain a Plan loan in order for the exemption set forth in 29 C.F.R.
Section 2550.408b-1 to apply to the Plan (hereinafter "Borrower"), may apply for a loan, in accordance with procedures established by the Administrative
Committee, in the following order:  the vested portion of his Company Matching
Account, his Rollover Account, if any, and his Employee Savings Account maintained by or for the Borrower in the Trust Fund; and the Administrative
Committee in its sole discretion may permit such a loan. Loans shall be granted in a uniform and non-discriminatory manner on terms and conditions determined by the Administrative Committee which shall not result in more favorable treatment of highly compensated employees and shall be set forth in written procedures promulgated by the Administrative Committee in accordance with applicable governmental regulations. All such loans shall also be subject to the following terms and conditions:

    (a) The amount of the loan, when added to the amount of any outstanding loan or loans to the Borrower from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a), shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the Borrower's highest outstanding balance of loans from all such plans during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans to the Borrower from the Plan on the date on which such loan was made or (ii) fifty percent (50%) of the present value of the Borrower's vested Account balance under the Plan. In no event shall a loan of less than $1,000 be made to a Borrower. A Borrower may not have more than one (1) loan outstanding at a time under this Plan, and no more than one (1) loan may be obtained during any twelve (12) month period from the effective date of the first loan. If a Borrower with one (1) outstanding loan wishes to apply for a second loan under the Plan, he must first pay, in a single lump-sum payment of cash, the remaining balance of the outstanding loan.





    (b) The loan shall be for a term of at least one (1) year and not to exceed five (5) years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Borrower. A loan for the purchase of a principal residence shall be for a term not to exceed fifteen (15) years. The loan shall be evidenced by a note signed by the Borrower. The loan shall be payable in equal installments of principal and interest, payable no less frequently than monthly, and shall bear interest at a reasonable rate which shall be determined by the Administrative Committee on a uniform and consistent basis and set forth in the procedures in accordance with applicable governmental regulations.
Payments by a Borrower who is an Employee receiving compensation from the Employer will be made by means of payroll deduction from the Borrower's compensation. If the Borrower is not receiving compensation from the Employer, the loan repayment shall be made in accordance with the terms and procedures established by the Administrative Committee. A Borrower may repay an outstanding loan in full at any time.

    (c) In the event an installment payment is not paid within seven (7) days following the monthly due date, the Administrative Committee shall give written notice to the Borrower sent to his last known address. If such installment payment is not made within ninety (90) days thereafter, the Administrative Committee shall proceed with foreclosure in order to collect the full remaining loan balance or shall make such other arrangements with the Borrower as the Administrative Committee deems appropriate. Foreclosures need not be effected until occurrence of a distributable event under the terms of the Plan, and no rights against the Borrower or the security shall be deemed waived by the Plan as a result of such delay.

    (d) The unpaid balance of the loan, together with interest thereon, shall become due and payable upon the date of distribution of the Account and the Trustee shall first satisfy the indebtedness from the amount payable to the Borrower or to the Borrower's Beneficiary before making any payments to the Borrower or to the Beneficiary.

    (e)  Any loan to a Borrower under the Plan shall be adequately secured.
Such security shall include a pledge of a portion of the Borrower's right, title and interest in the Trust Fund which shall not exceed fifty percent
(50%) of the present value of the Borrower's vested Account balance under the Plan as determined immediately after the loan is extended. Such pledge shall be evidenced by the execution of a promissory note by the Borrower which shall grant the security interest and provide that, in the event of any default by the Borrower on a loan repayment, the Administrative Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of the unpaid loan.





    (f) A request by a Borrower for a loan shall be made in accordance with such procedures as the Administrative Committee shall establish and shall specify the amount of the loan and the Account(s) from which the loan is to be made, in the order listed above. If a Borrower's request for a loan is approved, the Trustee shall make the loan in a lump-sum payment of cash to the Borrower. The cash for such payment shall be obtained by liquidating on a pro rata basis the vested interests in the Investment Option or Options that are credited to the Account of the Borrower.

    (g) Principal and interest repayments shall be invested according to the Borrower's then-current designations for investments. Principal repayments will be credited to the separate Account(s) within each Investment Option in the reverse order of the amount originally taken from each Account for the loan. Interest repayments will be credited to the separate Account(s) in proportion to the outstanding loan balances in each Account.

    (h) Loan repayments will be credited with income in the same manner as contributions made to the Plan in the month in which they are deposited into the Trust.





                                  ARTICLE VII

                              PAYMENT OF BENEFITS

7.1 Payment of Benefits: A Participant shall be entitled to receive a distribution of Computer Sciences Corporation Common Stock, cash, and the cash value of any fractional shares of the benefits to which he may be entitled under the terms of Sections 6.1, 6.2, 6.3 or 6.4 of this Plan as soon as practicable after the occasion for distribution occurs. If the value of the Participant's Employee Savings Account, Company Matching Account and Rollover
Account is less than or equal to $3,500, the Administrative Committee may order distribution of the Participant's Employee Savings Account, Company
Matching Account and Rollover Account to be made within 60 days after the end of the Plan Year in which the occasion for distribution occurs. If the total value of the assets in the Participant's Employee Savings Account, Company
Matching Account and Rollover Account exceeds $3,500, a distribution will be made only on the Participant's election but in any event, unless the Participant consents to a later distribution, no later than 60 days after the latest of the close of the Plan Year in which (a) the Participant attains his Retirement Date or (b) the Participant terminates his service. Upon any distribution, such Participant's Employee Savings Account and Company Matching
Account will be valued as of the Valuation Date preceding actual distribution.
All benefits payable because of a Participant's death shall be paid within one year after the Participant's death to the Participant's Beneficiary in a single, lump-sum distribution, subject to Sections 7.5 and 7.6.

Notwithstanding anything herein to the contrary, distribution of the Account of a Participant who reaches age 70 1/2 will automatically commence no later than
April 1 of the calendar year following the calendar year in which he reaches age 70 1/2.The amount to be distributed each year to a Participant must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and life survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and life survivor expectancy shall be computed by the use of the return multiples contained in Treasury Regulation Section 1.72-9. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must ensure that more than fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

7.2 Presenting Claims for Benefits: Any Participant or the Beneficiary of any deceased Participant may submit written application to the Administrative
Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Administrative Committee may reasonably request. Promptly upon the receipt of any application required by this Section, the Administrative Committee shall determine whether or not the Participant or Beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the applicant of its findings.

If a claim is wholly or partially denied, the Administrative Committee shall so notify the applicant within 90 days after receipt of the application by the Administrative Committee, unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrative
Committee expects to render its final decision.  Notice of the Administrative
Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the applicant and shall contain the following:

      (i)   the specific reason or reasons for the denial,

      (ii) specific reference to the pertinent Plan provisions on which the denial is based,

      (iii) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary, and

      (iv)  an explanation of the claims review procedure set forth in Section
7.3 hereof.

If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 7.3.

7.3 Claims Review Procedure: If an application filed by a Participant or Beneficiary under Section 7.2 above shall result in a denial by the Administrative Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written request filed with the Administrative Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 7.2, for the review of his application and of his entitlement to the benefit for which he applied. Such request for review may contain such additional information and comments as the applicant may wish to present. Within 60 days after receipt of any such request for review, the Administrative Committee shall reconsider the application in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Administrative Committee.



The Administrative Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Company relating to the applicant's entitlement to such benefit. The Administrative Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than 60 days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such 60-day period may be extended to the extent necessary, but in no event beyond the expiration of 120 days after receipt by the Administrative Committee of such request. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Administrative Committee shall be furnished to the applicant in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

7.4 Disputed Benefits: If any dispute still exists between a Participant or a Beneficiary and the Administrative Committee after a review of the claim or in the event any uncertainty shall develop as to the person to whom payment of any benefit hereunder shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or Beneficiary until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

7.5  Distribution of Retirement Rollover Account - Automatic Survivor
Benefits: Distribution of any funds transferred from the Retirement Plan for Employees of Associated Credit Services, Inc. or the Accounts Management
Corporation of Texas Restated Pension Plan and Trust into a Rollover Account in this Plan ("Retirement Rollover Account") will be made as provided in this Section unless (i) a qualified election has been made under Section 7.6(b), or
(ii) Section 7.6(c) applies, in which case distribution will be made pursuant to Section 7.6. Benefit payments will commence as provided in Section 7.1.

    (a) A Participant who does not die before benefit payments commence under this Plan shall receive his benefits from his Retirement Rollover Account in the form of a qualified joint and survivor annuity.

    (b) A Participant who dies at any time prior to the commencement of benefit payments under the Plan shall have his benefits from his Retirement
Rollover Account distributed in the form of a qualified pre-retirement annuity, if upon his death he is married. If the Participant is not married, death benefits shall be paid pursuant to Section 6.5.





    (c) A qualified joint and survivor annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is equal to 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant's spouse. A qualified joint and survivor annuity for a Participant who is not married on the date benefit payments commence is an annuity for the life of the Participant. As soon as practicable after the Participant's termination of Service, the Trustee shall purchase a non-transferable annuity from a commercial insurance company with the Participant's Retirement Rollover Account balance. Payments under the annuity are to commence as provided in Section 7.1. If the Participant is married on the date benefit payments commence, the Trustee shall title the annuity in a form which will prohibit its surrender or a change of its method of payment without the consent of the Participant's spouse.

    (d) A qualified pre-retirement annuity is an annuity for the life of the Participant's surviving spouse. The Trustee shall purchase a non-transferable annuity from a commercial insurance company with the deceased Participant's
Retirement Rollover Account balance and distribute the annuity to the surviving spouse no later than 1 year after the Participant's death. Unless the surviving spouse consents to a later annuity payment commencement date, payments under the annuity shall commence within one year of the Participant's death. The surviving spouse may elect to defer the payment of benefits from the annuity, provided that payments commence not later than the date the Participant would have attained age 70 1/2.

    (e) The Administrative Committee shall provide the Participant with an explanation of the qualified joint and survivor annuity and the qualified pre-retirement survivor annuity which meets the requirements of the Code. With respect to the joint and survivor annuity such explanation shall be provided within a reasonable time prior to the commencement of retirement benefit payments. With respect to the pre-retirement survivor annuity, such notice shall be provided during the period beginning on the earlier of the first day of the Plan Year in which the Participant attains age 32 or upon the Participant's separation from Service, and ending on the last day of the Plan
Year which precedes the Plan Year in which the Participant attains age 35. If an Employee becomes a Participant after this notice period, he shall be provided such notice no later than during the first full Plan Year in which he is a Participant.

7.6  Distribution of Retirement Rollover Account - Optional Forms:
Distribution of the Participant's Retirement Rollover Account will be made to or for the benefit of a Participant by either of the methods described in
Section 7.6(a), as selected by the Participant. Section 7.6(a) shall only apply if the Participant has effectively waived the requirements of Section
7.5 under the rules set forth in part (b) of this Section.





    (a)  Benefits will commence as provided in Section 7.1:

      (i)   By payment in a lump sum; or

      (ii) By payments in a series of substantially equal installments over a period of Plan Years, which period may be elected by the Participant but may not exceed 10 years or the actuarial life expectancy of the Participant, if less, and the amount payable in any one Plan Year shall be equal to the total value of the Participant's Retirement Rollover Account as of the next preceding Valuation Date multiplied by a fraction the numerator of which shall be one and the denominator of which shall be the number of annual payments, including the payment to be currently made, remaining in the elected distribution period. Any amount to be distributed in a particular Plan Year shall be segregated from the remainder of the Participant's Retirement
Rollover Account.  The remainder of the Participant's Retirement Rollover
Account shall be subject to credits and charges for that Plan Year and shall not constitute a fixed liability of the Trust. A Participant or Beneficiary who selects this method of distribution may further elect to have the amounts to be distributed paid annually or paid on a pro rata monthly basis.

      (iii) Upon the death of any Participant who has elected to receive a distribution under 7.6(a)(i) or (ii), the Participant's undistributed benefits
(if any) shall be paid to his Beneficiary (as determined under Section 6.5) in a lump-sum payment within one year of the Participant's death.

    (b) Section 7.6(a) shall apply if the Participant waives the requirements of Section 7.5 as provided below. Such waiver may be revoked by the Participant at any time during the period in which such waiver may be made. A new waiver may be executed subsequent to any such revocation pursuant to the rules set forth below.

      (i) The Participant and the Participant's spouse (if any) must consent to such waiver on a form provided by the Trustees which meets the requirements of the Internal Revenue Code. The spouse's written consent must be notarized or witnessed by a Plan representative. The spouse's consent will not be required if the Participant has no spouse, his spouse cannot be located, or under such other circumstances as Treasury Regulations may provide.





      (ii)  The waiver must designate a Beneficiary.  This designated
Beneficiary may not be changed without spousal consent, unless the consent of the spouse permits the designation of Beneficiaries by the Participant without any requirement of further consent by the spouse.

      (iii) The waiver must be made during the applicable election period which:

        (1) For the qualified joint and survivor annuity is the 90-day period ending on the first day of the first period for which retirement payments commence, or

        (2) For the qualified pre-retirement survivor annuity is the period beginning on the earlier of: (A) the date the Participant separates from Service or (B) the first day of the Plan Year in which the Participant attains age 35, and ending on the date of the Participant's death.

    (c) Notwithstanding the requirements of Section 7.5 or Section 7.6(b) above, the Administrative Committee may direct the distribution of the Participant's benefits in a single lump sum payment to the Participant (or the Participant's spouse, in the event benefits are payable due to the Participant's death), if such benefits do not exceed $3,500. Benefits under this provision must be paid before periodic payments commence to the Participant or his spouse, unless the Participant and the Participant's spouse
(or where the Participant has died, the surviving spouse) consent in writing to such distribution. Notwithstanding the provisions of Section 7.5, if the benefit payable upon the death of the Participant exceeds $3,500, and the Participant's surviving spouse consents in writing to the distribution, the Plan may distribute the entire balance of the deceased Participant's account to the surviving spouse in a single lump sum distribution.

7.7  Participants' Right to Transfer Eligible Rollover Distribution -- Code
Section 401(a)(31) Model Amendment Under Revenue Procedure 93-12:  This
Section applies to distributions made on or after January 1, 1993.
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section 7.7, the following definitions are applicable:

    (a) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

    (b) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    (c)  Distributee.  A distributee includes an employee or former employee.
In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

    (d) Direct rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.





                               ARTICLE VIII

                      TRUST AGREEMENT AND TRUST FUND

8.1 Trust Agreement: The Trust Agreement referred to in Article I hereof as the Trust Agreement and the provisions of which are herein incorporated by reference as fully as if set out herein, shall mean the Trust Agreement between the Company and Texas Commerce Bank, N.A., a national banking association with its principal place of business in Houston, Texas
("Trustee").

8.2 Investment Options: All contributions to the Trust that are allocated to any separate account of a Participant shall be divided by the Trustee and invested in shares of one or more of the following Investment Options administered by the Trustee, to wit:

    (a)  General Equity Fund;

    (b)  Fixed Income Fund;

    (c)  Computer Sciences Corporation Common Stock ("Company Stock"); and

    (d)  Balanced Fund.

Contributions shall be invested in shares of the Investment Options pursuant to the directions of the Participant given in accordance with the provision of Sections 8.3 and 8.4 as certified to the Trustee by the Administrative
Committee.

8.3  Investment Directions of Participants:  Effective as of the Effective
Date or any following Entry Date, each Participant may, by written notice to the Administrative Committee in the form and manner prescribed by it, direct that the total of the contributions allocable to his Company Matching Account and Employee Savings Account and the earnings and accretions thereon be invested in such percentages as he may designate, among the Investment
Options. No less than 25% of future contributions shall be invested in any one Investment Option. In the event a Participant fails to direct the manner of investing his accounts as provided therein, his accounts shall be invested only in the Fixed Income Fund.

8.4 Change of Investment Directions: Each Participant may, by written notice to the Administrative Committee in the manner prescribed by it and subject to any restrictions or conditions which may be established by the Administrative
Committee, direct, effective as of the next following pay period, that the investment of the total of the existing Account balances in his Company
Matching Account and Employee Savings Account and/or the investment of all future Contributions by or on behalf of the Participant be changed from one authorized option to another authorized option available under Section 8.2. No less than 25% of the value of an Investment Option (as of the last Valuation Date) may be transferred to another Investment Option. A Participant may change the investment directions for future Contributions by or on his behalf no more than once per calendar quarter, and may also change the investment directions for his existing
Account balances in his Company Matching Account and Employee Savings Account no more than once per calendar quarter.

8.5 Benefits Paid Solely from Trust Fund: All of the benefits to be paid under Article VI hereof shall be paid by the Trustee out of the Trust Fund to be administered under such Trust Agreement. No fiduciary shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

8.6 Committee Directions to Trustee: The Trustee shall make only such distributions and payments out of the Trust Fund as may be directed by the Administrative Committee or the Retirement Plan Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any distributions and payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent certificates and checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Administrative Committee or the Retirement Plan Committee.

8.7 Authority to Designate Investment Manager: The Retirement Plan Committee may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Trust Fund in accordance with the terms of the Trust Agreement and ERISA.

8.8  Purchase, Sale and Voting of Company Stock:

    (a) Purchase and Sale: The shares of Company Stock from time to time required to be purchased for purposes of the Plan shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. If the Trustee and the Company so agree, any such shares may be purchased in the open market or from the Company and may be either treasury stock or newly issued stock, and shall be purchased at a price per share not in excess of (A) if the shares of Company Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Company Stock on the principal such national securities exchange on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (B) if the shares of Company Stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Company Stock reported on the NASDAQ



National Market System on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (C) if the Company Stock is not so listed or quoted, the mean between the closing bid and asked price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported on NASDAQ or, if not reported on NASDAQ, by the National Quotation Bureau, Inc.

The shares of Company Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in this Section 8.8.

In the event that any option, right or warrant shall be received by the Trustee on Company Stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, and credit the proceeds thereof to the respective accounts of the Participants, ratably in accordance with their interests therein, unless the Trustee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as it may determine.

    (b) Voting: The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company Stock in the accounts of Participants as follows:

      (i) The Company shall adopt reasonable measures to notify the Participant of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company Stock shall be entitled to vote, and to request instructions from the Participant to the Trustee as to the voting at such meeting of full shares of Company Stock in the accounts of each Participant, whether or not vested.

      (ii) In each case, the Trustee, itself or by proxy, shall vote full shares of Company Stock in such accounts of the Participant in accordance with the confidential instructions of the Participant.

      (iii) If five business days prior to the date of such meeting of stockholders of the Company the Trustee shall not have received instructions from the Participant in respect of any shares of Company Stock in such accounts of the Participant, the Trustee shall vote such shares of stock as it shall determine to be in the best economic interest of such Participant. The
Trustee shall also have the right to vote, in its sole discretion, all fractional shares in such accounts.





8.9 Tender and Exchange Offers of Company Stock: In the event that a tender offer, which is subject to Section 14(d) of the Securities Exchange Act of 1934, as amended, is made for the shares of Company Stock, or an offer to exchange securities of another company for Company Stock, which is subject to the Securities Act of 1933, as amended, is made, the Administrative Committee and the Trustee shall utilize their best efforts to notify each affected
Participant and to cause to be distributed to him such information as will be distributed to the shareholders of the Company generally in connection with any such tender or exchange offer. Each affected Participant shall also be provided a form, prescribed by the Administrative Committee, by which the Participant shall direct the Trustee, confidentially, in writing, as to what action (if any), as set forth below, to take on behalf of that Participant with respect to the Company Stock allocated to his accounts. If the Trustee does not receive such written directions from a Participant, the Trustee shall not tender or offer to exchange any shares held in the Participant's accounts.

    (a) Cash Tender Offer: In connection with a cash tender offer, a Participant may direct the Trustee to tender any or all shares of Company
Stock held in the Participant's accounts. Any cash received by the Trustee as a result of such tender offer shall be invested by the Trustee in the Computer
Sciences Corporation Common Stock Investment Option, not for the purchase of stock but in short-term money-market investments on a temporary basis until otherwise directed by the Administrative Committee.

    (b) Exchange Offer: In connection with an exchange offer, a Participant may direct the Trustee to offer to exchange any or all shares of Company Stock held in the Participant's accounts. Any property received by the Trustee in connection with such exchange shall be held by the Trustee under the Plan in separate accounts for the affected Participants; however, if such property does not constitute "employer securities" qualifying for the favorable tax treatment afforded such securities under Section 402(a) of the Internal
Revenue Code, the Trustee shall sell the property and the proceeds of such sale shall be invested by the Trustee in the Computer Sciences Corporation
Common Stock Investment Option.

    (c) Tender and Exchange Offer: In connection with a combination tender and exchange offer, a Participant may direct the Trustee to tender and offer for exchange all shares of Company Stock held in the Participant's accounts with any cash received by the Trustee as a result of such tender treated as provided in (a) above and any property received by the Trustee in connection with the exchange treated as provided in (b) above.

A tender or exchange offer direction given by a Participant under this Section may be revoked by the Participant by completion of the form prescribed therefor by the Administrative Committee and the filing of such form with the Trustee at least 2 business days prior to the withdrawal-date deadlines provided for in the regulations with respect to tender or exchange offers prescribed by the Securities and Exchange
Commission.

The Trustee shall use its best efforts on a uniform and nondiscriminatory basis with respect to the sale or exchange of the shares of Company Stock as directed by the Participants. However, neither the Administrative Committee nor the Trustee insures that all or any part of the shares of Company Stock directed by a Participant to be tendered or exchanged will be accepted under the tender or exchange offer. Any such shares not so accepted shall remain in the Participant's accounts and the Participant shall continue to have the same rights with respect to such shares as he had immediately prior to the Trustee's tendering of the shares.

If a tender exchange offer is made, the Administrative Committee shall adopt such rules, prescribe the use of such special administrative forms and procedures, delegate such authority, take such action and execute such instruments or documents and do every other act or thing as shall be necessary or in its judgment proper for the implementation of this Section.





                                  ARTICLE IX

                  ADOPTION OF PLAN BY OTHER ORGANIZATIONS;
                       SEPARATION OF THE TRUST FUND;
                 AMENDMENT AND TERMINATION OF THE PLAN; AND
              DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

9.1 Procedure for Adoption: Any corporation or other organization with employees, now in existence or hereafter formed or acquired, which is or may become an Affiliate and which is not already an Employer under this Plan, may, in the future, with the consent and approval of the Board of Directors, by formal resolution or decision of its own board of directors or other governing authority, adopt the Plan and the related group annuity contract or Trust
Agreement, for all or any classification of persons in its employment, and thereby, from and after the specified effective date become an "Employer" as defined in this Plan. Such adoption shall be effectuated and evidenced by an adoptive instrument executed by the adopting Affiliate and consented to by the Company and the Trustee. The adoption resolution or decision and the adoptive instrument may contain such specific changes and variations in Plan or Trust
Agreement terms and provisions as may be acceptable to the Company and the Trustee. The adoption resolution or decision and the adoptive instrument shall become, as to such adopting Affiliate and its employees, a part of this Plan as then amended and the related Trust Agreement. It shall not be necessary for the adopting Affiliate to sign or execute the original or then amended Plan and Trust documents. The effective date of the Plan for any such adopting Affiliate shall be that stated in such resolution or decision and the adoptive instrument, and from and after such effective date such adopting
Affiliate shall assume all the rights, obligations and liabilities of an individual Employer entity hereunder and under the Trust Agreement, and shall be included within the meaning of the term "Employer," as herein defined. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the sole right of amendment, of appointment and removal of the Administrative and Retirement Plan Committees and the Trustee and their successors, shall not be diminished by reason of the participation of any such adopting organization in the Plan and Trust. Any participating
Employer may withdraw from the Plan and Trust at any time without affecting other Employers by complying with the provisions of the Plan and Trust
Agreement. The Company by action of its General Partners may, in its absolute discretion, terminate an adopting Employer's participation at any time when in its judgment such adopting Employer fails or refuses to discharge its obligations under the Plan.

9.2  Effect of Adoption:  The following special provisions shall apply to all
Employers:

    (a) An Employee shall be considered in continuous Service while regularly employed simultaneously or successively by one or more Employers.





    (b) The transfer of a Participant from one Employer to another or to an Affiliate shall not be deemed a termination of Service.

9.3 Separation of the Trust: A separation of the Trust as to the interests therein of the Participants of any particular Employer may be made at the times and under the circumstances described in Section 9.4 or 9.6. In such event, the Trustee shall set apart that portion of the Trust which the Administrative Committee shall certify to the Trustee is the equitable share of such Participants pursuant to a valuation and allocation of the Trust made as of the date when such separation of the Trust shall be effective. Such portions of the Trust may in the Trustee's discretion be set apart in cash or in kind out of the properties of the Trust. That portion of the Trust so set apart shall continue to be held by the Trustee as though such Employer had entered into the Trust Agreement as a separate trust agreement with the Trustee. Such Employer may in such event designate a new trustee of its selection and shall thereupon be deemed to have adopted the Plan as its own separate plan and shall subsequently have all the powers of amendment or modification of the Plan as are reserved herein to the Company.

9.4 Voluntary Separation: If any Employer shall desire to separate its interest in the Trust, it may request such a separation in a notice in writing to the Company and the Trustee. Such separation shall then be made as of any specified date after service of such notice, and such separation shall be accomplished in the manner set forth in Section 9.3 above.

9.5 Amendment of the Plan: The Company shall have the right to amend or modify this Plan and (with the consent of the Trustee) the Trust Agreement at any time and from time to time to any extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board of Directors and executed by the Company. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No amendment shall decrease the account of any Participant; and no amendment shall change the vesting schedule in
Section 6.4 unless each Participant having less than five years of Service is permitted to elect to have the vested portion of his account computed under the provisions of Section 6.4 without regard to the amendment. Such election shall be available during an election period which shall begin on the date such amendment is adopted and shall end on the latest of (i) the date 60 days after such amendment is adopted, (ii) the date 60 days after such amendment is effective, or (iii) the date 60 days after such Participant is issued written notice of the amendment by the Administrative Committee or the Employer.
Notwithstanding anything herein to the contrary, the Plan or the Trust
Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Internal Revenue Code of 1986, as amended, or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any.



regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan.

9.6 Acceptance or Rejection of Amendment by Employers: The Company shall promptly deliver to each other Employer any amendment to this Plan or the Trust Agreement. Each such Employer will be deemed to have consented to such amendment unless it notifies the Company and the Trustee in writing within 30 days after receipt of the amendment that is does not consent thereto, and requests a separation of its interest in the Trust Fund in accordance with the provisions of Section 9.3, as of the first day of the month following such written notification to the Company and the Trustee.

9.7  Termination of the Plan:  A termination of the Plan as to any particular
Employer (and only as to any such particular Employer) shall occur under the following circumstances:

    (a) The Plan may be terminated by the delivery to the Trustee of an instrument in writing approved and authorized by the board of directors of such Employer. In such event, termination of the Plan shall be effective as of any subsequent day specified in such instrument.

    (b) Partial termination of the Plan shall occur under circumstances set forth in Code Regulation Section 1.411(d)-2(b).

    (c) The Plan shall terminate effective at the expiration of 60 days following the merger or dissolution of any Employer, unless within such time a successor organization approved by the Company shall deliver to the Trustee a written instrument certifying that such organization (i) has become the Employer of more than 50% of those Employees of such Employer who are then
Participants under this Plan, and (ii) has adopted the Plan as to its Employees.

In the event of a termination or partial termination of the Plan, all amounts credited to the Company Matching Account of the affected Participants shall be fully vested and nonforfeitable.

9.8 Liquidation and Distribution of Trust Fund upon Termination: In the event a complete or partial termination of the Plan with respect to any Employer shall occur, a separation of the Trust Fund with respect to the Participants of such Employer affected by the termination shall be made as of the effective date of such termination or partial termination of the Plan in accordance with the procedure set forth in Section 9.3 hereof. Following separation of the Trust Fund with respect to the Participants of any Employer as to whom the Plan has been terminated, the properties of the Trust Fund so set apart shall be reduced to cash as soon as may be expeditious under the circumstances. Any administrative costs or expenses incurred incident to the final liquidation of such separate Trust Funds shall be paid by the Employer, except that in the case of bankruptcy or insolvency of such Employer any such costs shall be charged against the Trust
Fund. Following such reduction of such Trust Fund to cash, the accounts of the Participants shall then be valued as provided in Article V and shall be fully vested, whereupon each such Participant shall receive the entire amount of cash in his account.

9.9  Effect of Termination or Discontinuance of Contributions:  If any
Employer shall completely discontinue its Contributions to the Trust Fund or suspend its Contributions to the Trust Fund under such circumstances as to constitute a complete discontinuance of Contributions within the purview of the reasoning of U.S. Treasury Regulations sec 1.401-6(c), then throughout any such period of discontinuance of Contributions by an Employer all other provisions of the Plan shall continue in full force and effect with respect to such Employer other than the provisions for Contributions by such Employer.

9.10 Merger of Plan with Another Plan: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

    (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer
(if this Plan had then terminated);

    (b) Resolutions of the board of directors of the Employer under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

    (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.





                                  ARTICLE X

                          MISCELLANEOUS PROVISIONS

10.1 Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge an Employee at any time, nor shall it be deemed to give to an Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

10.2 Controlling Law: Subject to the provisions of ERISA, this Plan shall be construed, regulated and administered under the laws of the State of Texas.

10.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

10.4 Non-alienability of Rights of Participants: Except for Plan loans as provided under Section 6.9, no interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same, except to the extent required by law. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code.

10.5 Payments in Satisfaction of Claims of Participants: Any payment or distribution to any Participant or his legal representative or any Beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

10.6 Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the Income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever directly or indirectly revert to the Employer, except as provided in Section
4.5 hereof.

10.7 Unclaimed Benefits: If at, after, or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Administrative Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Participant, Beneficiary or other distributee at his last known address a written demand for his present address or for satisfactory evidence of his continued life, or both, and if such Participant, Beneficiary or distributee shall fail to furnish the same to the Administrative Committee within two years from mailing of such demand, then the Administrative Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving Beneficiary) has occurred on the later of the date of the last payment made thereon, or the date such Participant, Beneficiary or other distributee first became entitled to receive benefit payments; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. Such reinstatement shall be made by a mandatory Contribution by the Company, allocated solely to such reinstatement. Any benefit forfeited under this Section shall be used to reduce Employer Matching Contributions.





                                  ARTICLE XI

                        TOP-HEAVY PLAN REQUIREMENTS

11.1  General Rule:  For any Plan Year for which this Plan is a Top-Heavy
Plan, as defined in Section 11.8, and despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this
Article XI.

11.2 Vesting Provisions: Each Participant who completed an Hour of Service after the Plan becomes top-heavy and while the Plan is top-heavy and who has completed the Vesting Service specified in the following table shall be vested in his Account under this Plan at least as rapidly as provided in the following schedule; except that the vesting schedule set forth in Section 6.4 shall be used at any time in which it provides for more rapid vesting:


     Vesting Service            Vested Percent
     ---------------            --------------
     Less than 2 years                 0%
     2 but less than 3 years          20%
     3 but less than 4 years          40%
     4 but less than 5 years          60%
     5 but less than 6 years          80%
     6 years or more                 100%

If an Account becomes vested by reason of the application of the preceding schedule, it may not therefore be forfeited by reason of reemployment after retirement pursuant to a suspension of benefits provision, by reason of withdrawal of any mandatory employee contributions to which Employer Contributions were keyed, or for any other reason. If the Plan subsequently ceases to be top-heavy, the preceding schedule shall continue to apply with respect to any Participant who had at least five years of service (as defined in Treasury Regulation Section 1.411(a)-8(b)(3)) as of the close of the last year that the Plan was top-heavy. For all other Participants, the nonforfeitable percentage of their Accounts provided in the preceding schedule prior to the date the Plan ceases to be top-heavy shall not be reduced, but future increases in the nonforfeitable percentage shall be made only in accordance with Section 6.4.

11.3 Minimum Employer Contribution Provisions: Each Participant who (i) is a Non-Key Employee, as defined in Section 11.8 and (ii) is employed on the last day of the Plan Year (regardless of whether or not such Participant has completed 1,000 Hours of Service) will be entitled to have contributions and forfeitures allocated to his Account of not less than 3% (the "Minimum Employer Contribution Percentage") of the Participant's Compensation. This minimum allocation percentage shall be provided without taking Pre-Tax Contributions into account. A Non-Key Employee may not fail to receive a Minimum Employer Contribution Percentage because of a failure to receive a specified minimum amount of Compensation or a failure to make mandatory employee or elective contributions. This Minimum Employer Contribution Percentage will be reduced for any Plan Year to the percentage at which Contributions (including Forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. For this purpose, the percentage with respect to a Key Employee will be determined by dividing the Contributions (including Forfeitures) made for such Key Employee by his total Compensation (as defined in Section 415 of the Code) not in excess of $150,000 for the Plan Year.

Such amount will be adjusted in the same manner as the amount set forth in
Section 11.4 below.

Employer Contributions considered under the first paragraph of this Section
11.3 will include Employer Contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group (as defined in Section 11.8 below), but will not include Employer Contributions under any plan required to be included in such aggregation group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the Plan is top-heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

11.4 Limitation on Compensation: Annual Participant's Compensation taken into account under this Article XI and under Section 1.7 for purposes of computing benefits under this Plan will not exceed $150,000. Such amount will be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

11.5 Limitation on Employer Contributions: In the event that the Company, other Employer or an Affiliate (hereinafter in this Article collectively referred to as a "Considered Company") also maintains a defined benefit plan providing benefits on behalf of Participants in this Plan, one of the two following provisions will apply:

    (a) If, for the Plan Year, this Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" in Section 11.8, then the percentage of 3% used in Section 11.3 is changed to 4%.

    (b) If, for the Plan Year, this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%" in Section 11.8, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction will be calculated for the limitation year ending in such Plan Year by substituting "one" for "one and twenty-five hundredths" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no (i) Employer Contributions, Forfeitures or voluntary nondeductible contributions allocated to such individual or (ii) accruals earned under the defined benefit plan. Furthermore, the transitional rule set forth in Section 415(e)(6)(B)(i) of the Code shall be applied by substituting "$41,500" for "$51,875" where it appears therein.

11.6 Coordination with Other Plans: If another defined contribution or defined benefit plan maintained by a Considered Company provides contributions or benefits on behalf of a Participant in this Plan, the other plan will be treated as part of this Plan pursuant to applicable principles prescribed by U.S. Treasury Regulations or applicable IRS rulings (such as Revenue Ruling 81-202 or any successor ruling) to determine whether this Plan satisfies the requirements of Sections 11.3, 11.4 and 11.5 and to avoid inappropriate omissions or inappropriate duplication of minimum contributions. The determination will be made by the Administrative Committee upon the advice of counsel.

In the event a Participant is covered by a defined benefit plan which is top-heavy pursuant to Section 416 of the Code, a comparability analysis (as prescribed by Revenue Ruling 81-202 or any successor ruling) shall be performed in order to establish that the plans are providing benefits at least equal to the defined benefit minimum.

11.7 Distributions to Certain Key Employees: Notwithstanding any other provision of this Plan, the entire interest in this Plan of each Participant who is a Key Employee, by reason of clause (iii) of subparagraph (c) of
Section 11.8 in the calendar year in which the Participant attains age 70 1/2, shall commence to be distributed to such Participant not later than the April 1 following such calendar year.

11.8 Determination of Top-Heavy Status: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan for Participants (including former Participants) who are Key Employees exceeds 60% of the aggregate of the accounts of all Participants, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group in any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

For purposes of this Article XI, the capitalized words have the following meanings:

    (a) "Aggregation Group" means the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

      (i) Each plan of a Considered Company in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and

      (ii) Each other plan, including collectively bargained plans, of a Considered Company which, during this period, enables a plan in which a Key Employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code.

The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of a Considered Company that is not part of the required aggregation group and that the Considered Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

    (b) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

    (c) "Key Employee" means any employee or former employee under this Plan who, at any time during the Plan Year in question or during any of the four preceding Plan Years, is or was one of the following:

      (i) An officer of a Considered Company having an annual compensation greater than 50% of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code for any such Plan Year. Whether an individual is an officer shall be determined by the Considered Company on the basis of all the facts and circumstances, such as an individual's authority, duties, and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, officers considered to be Key Employees will be no more than the fewer of:

        (A)  50 officer employees; or

        (B) 10% of the officer employees or, if greater than 10%, three officer employees.

For this purpose, the highest paid officers shall be selected.

      (ii) One of the 10 employees owning (or considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the
Code) the largest interests in the Considered Company. An employee who has some ownership interest is considered to be one of the top 10 owners unless at least 10 other employees own a greater interest than that employee. However, an employee will not be considered a top 10 owner for a Plan Year if the employee earns less than the maximum dollar limitation on annual additions to a Participant's account in a defined contribution plan under the Code, as in effect for the calendar year in which the Determination Date falls.

      (iii) Any person who owns (or is considered as owning, within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the
Code) more than 5% of the outstanding stock of a Considered Company or stock possessing more than 5% of the combined voting power of all stock of the Considered Company.

      (iv) Any person who has an annual compensation from the Considered Company of more than $150,000 and who owns (or is considered as owning within the meaning of the constructive ownership rules of Section 416(i)(1)(B) of the
Code) more than 1% of the outstanding stock of the Considered Company or stock possessing more than 1% of the total combined voting power of all stock of the Considered Company. For purposes of this subsection, compensation means all items includable as compensation for purposes of applying the limitations on annual additions to a Participant's account in a defined contribution plan and the maximum benefit payable under a defined benefit plan under the Code.

For purposes of this subsection (c), a Beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of parts (iii) and (iv), each Considered Company is treated separately in determining ownership percentages; but all such Considered Companies shall be considered a single employer in determining the amount of compensation.

    (d) "Non-Key Employee" means any employee (and any Beneficiary of an employee) who is not a Key Employee.

    (e) "Top-Heavy Group" means the Aggregation Group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined benefit plans plus the aggregate accounts for all employees, excluding former Key Employees as provided in paragraph (i) below, under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed one Hour of Service for any Considered Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan. If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

In determining whether this Plan constitutes a Top-Heavy Plan, the Plan Administrator (or its agent) will make the following adjustments:

      (i) When more than one plan is aggregated, the Plan Administrator shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan) or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

      (ii) In determining the present value of the cumulative accrued benefit or the amount of the account of any employee, such present value or account balance will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Anniversary Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.

      (iii) Further, in making such determination, such present value or such account balance shall include any rollover contribution (or similar transfer), as follows:

        (A) If the rollover contribution (or similar transfer) is initiated by the employee and made to or from a plan maintained by another Considered Company, the plan providing the distribution shall include such distribution in the present value of such account balance; the plan accepting the distribution shall not include such distribution in the present value of such account balance unless the plan accepted it before December 31, 1983.

        (B) If the rollover contribution (or similar transfer) is not initiated by the employee or made from a plan maintained by another Considered Company, the plan accepting the distribution shall include such distribution in the present value of such account balance; the plan making the distribution shall not include the distribution in the present value of such account balance.

      (iv) In any case where an individual is a Non-Key Employee with respect to an applicable plan but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four preceding Plan Years, this provision will apply following the end of such period of time.

    (f) "Anniversary Date" means, for purposes of determining the present value of an accrued benefit as of the Determination Date, the date determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date. For the first plan year of a plan, the accrued benefit for a current employee shall be determined either (i) as if the individual terminated service as of the Determination Date or (ii) as if the individual terminated service as of the valuation date, but taking into account the estimated accrued benefit as of the Determination Date. The Anniversary Date shall be determined in accordance with the principles set forth in Q.&A. T-25 of Treasury Regulations Section 1.416-1.

    (g) For purposes of this Section, "Compensation" shall have the meaning given to it in Section 5.3(d)(6) of the Plan.

                                  ARTICLE XII

                           TESTING OF CONTRIBUTIONS


12.1 Definitions: For purposes of this Article XII, the capitalized words have the following meanings:

    (a) "Compensation" shall have the meaning given to it in Section 5.3(d)(6) of the Plan.

    (b)  "Employer Contributions" shall mean Company Matching Contribution.

    (c) "Family Member" shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee.

    (d) "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under Section 414(q) of the Code, including any Employee and any employee of an Affiliate who, during the current Plan Year or the calendar year ending within the current Plan Year:

      (i)   was at any time a 5% owner; or

      (ii) received compensation (as defined below) in excess of $75,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code
Section 414(q)(1)); or

      (iii) received compensation (as defined below) in excess of $50,000 (or such other amount as determined by the Secretary of the Treasury which reflects cost-of-living increases in accordance with the provisions of Code
Section 414(q)(1)) and was in the "top-paid group" (the top 20% of payroll excluding Employees described in Code Section 414(q)(8) and applicable regulations) for the Plan Year; or

      (iv) was an officer receiving compensation (as defined below) exceeding 50% of the dollar limitation in effect under Section

415(b)(1)(A) of the Code. The number of officers shall be limited to 50 employees (or, if lesser, the greater of 3 employees or 10% of the employees).

If for any year no officer of the Employer is described in subparagraph (iv) above, the highest paid officer of the Employer for such year shall be treated as described in such paragraph.

In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer.

For purposes of determining whether an individual is a Highly Compensated Employee for the current Plan Year, an Employee who meets the definition of Highly Compensated Employee set forth in Section 12.1(d) above by virtue of subparagraph (ii), (iii) or (iv) for the current Plan Year (but not for the calendar year ending within the current Plan Year), shall not be treated as a Highly Compensated Employee unless such individual is a member of the group consisting of the 100 individuals who were paid the greatest compensation (as defined in Section 5.3(d)(5)) during the current Plan Year.

A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service, or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55. Any former Employee who separated from Service before January 1, 1987 will be treated as a Highly Compensated Employee only if the former Employee was a 5% owner or received compensation (as defined below) in excess of $50,000 during (i) the Employee's separation year (or the year preceding such separation year) or (ii) any year ending on or after the former Employee's 55th birthday (or the last year ending before his 55th birthday).

For purposes of determining who is a Highly Compensated Employee under this Section, "compensation" shall mean Compensation as defined in Section 5.3(d)(6), including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

    (e)  "Pre-Tax Contributions" shall mean Pre-Tax Contributions.

12.2 Actual Deferral Percentage: The Actual Deferral Percentage for a specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

    (a) The amount of Pre-Tax Contributions actually paid to the Plan on behalf of each such Employee for such Plan Year which relate to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2-1/2 months after the close of the Plan Year (but for the deferral election), over

    (b)  The Employee's Compensation for such Plan Year.

The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation. An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Code Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions is zero.

12.3 Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

    (a) The Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25, or

    (b) The lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus 2% points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

In determining the Actual Deferral Percentage of an Employee who is a 5% owner or one of the 10 most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of Section 12.3 are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code
Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

12.4 Reduction of Pre-Tax Contribution Rates by Leveling Method: If on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Administrative Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 12.3 will be satisfied, the Administrative Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 12.3. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Participants who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Participants who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 12.3, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of Section 12.3.

12.5 Increase in Pre-Tax Contribution Rates: If a Participant's Pre-Tax Contribution rate is reduced below the level necessary to satisfy either (a) or (b) of Section 12.3 for the Plan Year, such Participant may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section 12.3. Such an increase in the Pre-Tax Contribution rate shall be made by Participants on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Administrative Committee may prescribe.

12.6 Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Administrative Committee shall determine whether either of the tests contained in Section 12.3 were satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Participants who are among the Highly Compensated Employees shall be distributed to such Participants.

The amount of any excess Pre-Tax Contributions to be distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.2 for the taxable year ending in the same Plan Year.
All excess Pre-Tax Contributions shall be returned to the Participants no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Participant may defer under (a) or (b) of Section
12.3 and then reducing the Actual Deferral Percentage of some or all of such Participants who elected an Actual Deferral Percentage in excess of such maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 12.3. The excess Pre-Tax Contributions, if any, of each Participant shall be determined in such a manner that the Actual Deferral Percentage of such Participants who elected the highest Actual Deferral Percentage shall be first lowered to the level of such Participants who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 12.3, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentages, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 12.3.

The income or loss attributable to the Participant's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Employee Savings Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Participant's total Employee Savings Account balance. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

12.7  Aggregation of Family Members in Determining the Actual Deferral Ratio:

    (a) Calculation of Actual Deferral Ratios: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the 10 most Highly Compensated Employees, the combined actual deferral ratio of this family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Pre-Tax Contributions and the Compensation for all the eligible Family Members.

Pre-Tax Contributions and Compensation of all Family Members are disregarded for purposes of determining the actual deferral percentage for the group of non-Highly Compensated Employees, except to the extent taken into account in paragraph (a) above.

    (b) Aggregation of Family Groups: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees who are Family

Members of those groups that include the Employee are aggregated as one family group in accordance with paragraph (a) above.

    (c) Excess Pre-Tax Contributions of Family Members: In the event that it becomes necessary to determine and correct the excess Pre-Tax Contributions of a Highly Compensated Employee whose actual deferral ratio is determined under the rules of Section 414(q)(6) of the Code and this Section 12.7, the actual deferral ratio calculated in paragraph (a) above shall be reduced using the leveling method set forth in Section 12.4 and the excess Pre-Tax Contributions to be distributed thereby shall be allocated among the Family Members in proportion to the Pre-Tax Contribution of each Family Member that is combined to determine the actual deferral ratio.

12.8 Contribution Percentage: The Contribution Percentage for a specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

    (a)  The total of the Employer Contributions (the "Aggregate
Contributions") paid under the Plan on behalf of each Employee for such Plan Year which are made on account of the Employee's Contributions for the Plan Year are allocated to the Employee's Employer Contribution Account during such Plan Year and are paid to the Trust no later than the end of the next following Plan Year, to

    (b)  The Employee's Compensation for such Plan Year.

To the extent permitted by the Code and applicable regulations, the Employer may elect to take into account, in computing the Contribution Percentage, pre-tax contributions made under this Plan or any other plan of the Employer. A Participant's Contribution Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to Section 4.2, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 12.6.

An eligible Employee for purposes of computing the Contribution Percentage is defined in Code Regulation Section 1.401(m)-1(f)(4). The Contribution Percentage will be zero for an eligible Employee who received no allocation of Aggregate Contributions.

12.9 Contribution Percentage Limits: The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

    (a) The Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25, or

    (b) The lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus 2% points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

In determining the Contribution Percentage of an Employee who is a 5% owner or one of the 10 most Highly Compensated Employees and who has a Family Member who is an Employee, any remuneration paid to the Family Member for services rendered to an Employer or to an Affiliate and any contributions made on behalf of or by such Family Member shall be attributed to such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in
Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan.

12.10 Treatment of Excess Aggregate Contributions: If neither of the tests described in (a) or (b) of Section 12.9 are satisfied, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited, or if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. The income or loss attributable to the Participant's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Employer Contribution Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the Participant's total Employer Contribution Account balance. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.3 of the Plan.

The excess Aggregate Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 12.9 and then reducing the Contribution Percentage of some or all of such Participants whose Contribution Percentage exceeds the maximum by an amount of sufficient size to reduce the overall Contribution Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 12.9. The excess Aggregate Contributions, if any, of each Participant shall be determined in such a manner that the Contribution Percentage of such Participants who have the highest actual contribution ratio under Section 12.8 shall be first lowered to the level of such Participants with the next to the highest actual contribution ratio under Section 12.8. If further overall reductions are required to achieve compliance with (a) or (b) of Section 12.9, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest actual contribution ratio under Section 12.8, and so on, until sufficient total reductions have occurred to achieve compliance with (a) or (b) of Section 12.9. For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Contributions on behalf of the Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. For Plan Years which begin after 1988, the individual ratios and Contribution Percentages shall be calculated to the nearest 1/100 of 1% of the Employee's Compensation as such term is used in paragraph (b) of
Section 12.9.

12.11  Aggregation of Family Members in Determining the Actual Contribution
Ratio:

    (a) Calculation of Actual Contribution Ratio: If an eligible Highly Compensated Employee is subject to the family aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the 10 most Highly Compensated Employees, the combined actual contribution ratio for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Employer Contributions and Compensation of all the eligible Family Members.

The Employer Contributions and Compensation of all Family Members are disregarded for purposes of determining the Contribution Percentage for the group of Highly Compensated Employees, and the group of non-Highly Compensated Employees except to the extent taken into account in paragraph (a) of this Section.

    (b) Aggregation of Family Groups: If an Employee is required to be aggregated as a Family Member of more than one family group, all eligible Employees or Family Members of those groups that include the Employee shall be aggregated as one family group in accordance with paragraph (a) above.

    (c) Excess Aggregate Contributions of Family Members: In the event that it becomes necessary to determine and correct the excess Aggregate Contributions of a Highly Compensated Employee whose actual contribution ratio is determined under the rules of Code Section 414(q)(6) and this Section 12.11, the actual contribution ratio shall be reduced as required under
Section 12.10 and the excess Aggregate Contributions to be forfeited or distributed thereby should be allocated among the Family Members in proportion to the Employer Contributions of each Family Member that are combined to determine the actual contribution ratio.

12.12  Multiple Use of Alternative Limitation:  The rules set forth in Code
Section 1.401(m)-2(b) for determination of multiple use of the alternative methods of compliance with respect to Sections 12.3(b) and 12.9(b) are hereby incorporated into the Plan. If a multiple use of the alternative limitation occurs with respect to two or more plans or arrangements maintained by an Employer it shall be treated as an excess Aggregate Contribution and must be corrected by reducing the actual contribution ratio of Highly Compensated Employees eligible both to make elective contributions to receive matching contributions under the 401(k) arrangement or to make contributions under the 401(m) plan. Such reduction shall be by the leveling process set forth in
Section 12.10.

IN WITNESS WHEREOF, the Company has executed these presents as evidenced by the signatures of its duly authorized officers, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any such executed copy hereof, this ______ of _____________________, 199__, effective as of July 1, 1994.

[SEAL]                            CSC CREDIT SERVICES, INC.


                                  By _______________________

ATTEST:

____________________

     ACCEPTED AND AGREED TO on _________________, 1995, but effective as of July 1, 1995.

                                  CSC ENTERPRISES

                                  By:  CSC Enterprises, Inc.
                                       General Partner

                                  By _______________________
                                      Name:
                                      Title:
ATTEST:

___________________

                                  Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement relating to the CSC Credit Services, Inc. Employee Savings Plan of Computer Sciences Corporation on Form S-8 of our reports dated May 26, 1995 and December 22, 1995, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended March 31, 1995, and in the Annual Report of Form 11-K of the CSC Credit Services, Inc. Employee Savings Plan for the year ended September 30, 1995, respectively, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/DELOITTE & TOUCHE LLP


Los Angeles, California
February 6, 1996